                                                                 EXECUTION COPY









                                 LOAN AGREEMENT

                                      AMONG

                        GREAT WESTERN DIRECTORIES, INC.;

           THE FINANCIAL INSTITUTIONS WHOSE NAMES APPEAR AS LENDERS ON
                           THE SIGNATURE PAGES HEREOF;

                                       AND

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                             AS ADMINISTRATIVE AGENT
                                 FOR THE LENDERS


                            DATED AS OF MAY 14, 1999




                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                                ATLANTA, GEORGIA

                                 LOAN AGREEMENT
                                      AMONG
                        GREAT WESTERN DIRECTORIES, INC.;
           THE FINANCIAL INSTITUTIONS WHOSE NAMES APPEAR AS LENDERS ON
                           THE SIGNATURE PAGES HEREOF;
                                       AND
             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                             AS ADMINISTRATIVE AGENT
                                 FOR THE LENDERS


                                      INDEX


                                                                                                               PAGE
                                                                                                               ----
ARTICLE 1 - DEFINITIONS...........................................................................................1

ARTICLE 2 - LOANS................................................................................................16

   SECTION 2.1       THE LOANS...................................................................................16
   SECTION 2.2       MANNER OF BORROWING AND DISBURSEMENT........................................................16
   SECTION 2.3       INTEREST....................................................................................19
   SECTION 2.4       MANDATORY COMMITMENT REDUCTIONS.............................................................20
   SECTION 2.5       OPTIONAL COMMITMENT REDUCTIONS..............................................................20
   SECTION 2.6       PREPAYMENTS.................................................................................20
   SECTION 2.7       REPAYMENTS..................................................................................21
   SECTION 2.8       NOTES; LOAN ACCOUNTS........................................................................22
   SECTION 2.9       MANNER OF PAYMENT...........................................................................22
   SECTION 2.10      REIMBURSEMENT...............................................................................23
   SECTION 2.11      PRO RATA TREATMENT..........................................................................24
   SECTION 2.12      CAPITAL ADEQUACY............................................................................25
   SECTION 2.13      LENDER TAX FORMS............................................................................25
   SECTION 2.14      REPLACEMENT OF LENDERS......................................................................25
   SECTION 2.15      COMMITMENT FEE..............................................................................26

ARTICLE 3 - CONDITIONS PRECEDENT.................................................................................26

   SECTION 3.1       CONDITIONS PRECEDENT TO INITIAL ADVANCE.....................................................26
   SECTION 3.2       CONDITIONS PRECEDENT TO EACH ADVANCE........................................................28

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES.......................................................................29

   SECTION 4.1       REPRESENTATIONS AND WARRANTIES..............................................................30
   SECTION 4.2       SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.............................................36

ARTICLE 5 - GENERAL COVENANTS....................................................................................36

   SECTION 5.1       PRESERVATION OF EXISTENCE AND SIMILAR MATTERS...............................................37
   SECTION 5.2       BUSINESS; COMPLIANCE WITH APPLICABLE LAW....................................................37
   SECTION 5.3       MAINTENANCE OF PROPERTIES...................................................................37
   SECTION 5.4       ACCOUNTING METHODS AND FINANCIAL RECORDS....................................................37
   SECTION 5.5       INSURANCE...................................................................................37
   SECTION 5.6       PAYMENT OF TAXES AND CLAIMS.................................................................38

                                                                                                               PAGE
                                                                                                               ----

   SECTION 5.7       COMPLIANCE WITH ERISA.......................................................................38
   SECTION 5.8       VISITS AND INSPECTIONS......................................................................40
   SECTION 5.9       PAYMENT OF INDEBTEDNESS.....................................................................40
   SECTION 5.10      USE OF PROCEEDS.............................................................................40
   SECTION 5.11      INDEMNITY...................................................................................40
   SECTION 5.12      COVENANTS REGARDING ACQUISITIONS AND PURCHASE OR FORMATION OF SUBSIDIARIES..................41
   SECTION 5.13      PAYMENT OF WAGES............................................................................42
   SECTION 5.14      FURTHER ASSURANCES..........................................................................42
   SECTION 5.15      YEAR 2000 COMPLIANCE........................................................................42

ARTICLE 6 - INFORMATION COVENANTS................................................................................42

   SECTION 6.1       QUARTERLY FINANCIAL STATEMENTS AND INFORMATION..............................................43
   SECTION 6.2       ANNUAL FINANCIAL STATEMENTS AND INFORMATION.................................................43
   SECTION 6.3       PERFORMANCE CERTIFICATES....................................................................43
   SECTION 6.4       COPIES OF OTHER REPORTS.....................................................................44
   SECTION 6.5       NOTICE OF LITIGATION AND OTHER MATTERS......................................................44

ARTICLE 7 - NEGATIVE COVENANTS...................................................................................45

   SECTION 7.1       INDEBTEDNESS OF THE BORROWER AND ITS SUBSIDIARIES...........................................45
   SECTION 7.2       LIMITATION ON LIENS.........................................................................46
   SECTION 7.3       AMENDMENT AND WAIVER........................................................................46
   SECTION 7.4       LIQUIDATION, MERGER OR DISPOSITION OF ASSETS................................................46
   SECTION 7.5       LIMITATION ON GUARANTIES....................................................................46
   SECTION 7.6       INVESTMENTS AND ACQUISITIONS................................................................47
   SECTION 7.7       RESTRICTED PAYMENTS.........................................................................47
   SECTION 7.8       LEVERAGE RATIO..............................................................................48
   SECTION 7.9       INTEREST COVERAGE RATIO.....................................................................48
   SECTION 7.10      AFFILIATE TRANSACTIONS......................................................................48
   SECTION 7.11      REAL ESTATE.................................................................................48
   SECTION 7.13      ERISA LIABILITIES...........................................................................48

ARTICLE 8 - DEFAULT..............................................................................................48

   SECTION 8.1       EVENTS OF DEFAULT...........................................................................48
   SECTION 8.2       REMEDIES....................................................................................52
   SECTION 8.3       PAYMENTS SUBSEQUENT TO DECLARATION OF EVENT OF DEFAULT......................................53

ARTICLE 9 - THE ADMINISTRATIVE AGENT.............................................................................54

   SECTION 9.1       APPOINTMENT AND AUTHORIZATION...............................................................54
   SECTION 9.2       INTEREST HOLDERS............................................................................54
   SECTION 9.3       CONSULTATION WITH COUNSEL...................................................................54
   SECTION 9.4       DOCUMENTS...................................................................................54
   SECTION 9.5       ADMINISTRATIVE AGENT AND AFFILIATES.........................................................55
   SECTION 9.6       RESPONSIBILITY OF THE ADMINISTRATIVE AGENT..................................................55
   SECTION 9.7       ACTION BY THE ADMINISTRATIVE AGENT..........................................................55
   SECTION 9.8       NOTICE OF DEFAULT OR EVENT OF DEFAULT.......................................................56
   SECTION 9.9       RESPONSIBILITY DISCLAIMED...................................................................56
   SECTION 9.10      INDEMNIFICATION.............................................................................57
   SECTION 9.11      CREDIT DECISION.............................................................................57
   SECTION 9.12      SUCCESSOR ADMINISTRATIVE AGENT..............................................................57
   SECTION 9.13      DELEGATION OF DUTIES........................................................................58


                                      -ii-

                                                                                                               PAGE
                                                                                                               ----

   SECTION 9.14      BORROWER'S RIGHT TO PROCEED AGAINST LENDERS.................................................58

ARTICLE 10 - CHANGE IN CIRCUMSTANCES AFFECTING LIBOR ADVANCES....................................................58

   SECTION 10.1      LIBOR BASIS DETERMINATION INADEQUATE OR UNFAIR..............................................58
   SECTION 10.2      ILLEGALITY..................................................................................58
   SECTION 10.3      INCREASED COSTS.............................................................................59
   SECTION 10.4      EFFECT ON OTHER ADVANCES....................................................................60

ARTICLE 11 - MISCELLANEOUS.......................................................................................60

   SECTION 11.1      NOTICES.....................................................................................60
   SECTION 11.2      EXPENSES....................................................................................62
   SECTION 11.3      WAIVERS.....................................................................................62
   SECTION 11.4      SET-OFF.....................................................................................63
   SECTION 11.5      ASSIGNMENT..................................................................................63
   SECTION 11.6      ACCOUNTING PRINCIPLES.......................................................................65
   SECTION 11.7      COUNTERPARTS................................................................................66
   SECTION 11.8      GOVERNING LAW...............................................................................66
   SECTION 11.9      SEVERABILITY................................................................................66
   SECTION 11.10     INTEREST....................................................................................66
   SECTION 11.11     TABLE OF CONTENTS AND HEADINGS..............................................................67
   SECTION 11.12     AMENDMENT AND WAIVER........................................................................67
   SECTION 11.13     ENTIRE AGREEMENT............................................................................67
   SECTION 11.14     OTHER RELATIONSHIPS.........................................................................67
   SECTION 11.15     DIRECTLY OR INDIRECTLY......................................................................67
   SECTION 11.16     RELIANCE ON AND SURVIVAL OF VARIOUS PROVISIONS..............................................68
   SECTION 11.17     OBLIGATIONS SEVERAL.........................................................................68
   SECTION 11.18     CONFIDENTIALITY.............................................................................68

ARTICLE 12 - WAIVER OF JURY TRIAL................................................................................69

   SECTION 12.1      WAIVER OF JURY TRIAL........................................................................69


                                    EXHIBITS


Exhibit  A        -        Form of Assignment and Assumption Agreement
Exhibit  B        -        Form of Borrower's Pledge Agreement
Exhibit  C        -        Form of Borrower's Security Agreement
Exhibit  D        -        Form of Certificate of Financial Condition
Exhibit  E        -        Form of Note
Exhibit  F        -        Form of Parent Guaranty
Exhibit  G        -        Form of Parent Pledge Agreement
Exhibit  H        -        Form of Parent Security Agreement
Exhibit  I        -        Form of Request for Advance
Exhibit  J        -        Form of Subsidiary's Guaranty
Exhibit  K        -        Form of Subsidiary's Pledge Agreement
Exhibit  L        -        Form of Subsidiary's Security Agreement
Exhibit  M        -        Form of Borrower's Loan Certificate
Exhibit  N        -        Form of Parent's Loan Certificate
Exhibit  O        -        Form of Subsidiary's Loan Certificate
Exhibit  P        -        Form of Performance Certificate
Exhibit  Q        -        Form of Acknowledgment


                                    SCHEDULES


Schedule 1        Liens
Schedule 2        Non-Material Subsidiaries
Schedule 3        Litigation
Schedule 4        Affiliate Transactions
Schedule 5        Indebtedness
Schedule 6        Trademarks, Patents, Copyrights
Schedule 7        Lender's Addresses
Schedule 8        Consent States

                                 LOAN AGREEMENT
                                      AMONG
                        GREAT WESTERN DIRECTORIES, INC.;
           THE FINANCIAL INSTITUTIONS WHOSE NAMES APPEAR AS LENDERS ON
                           THE SIGNATURE PAGES HEREOF;
                                       AND
             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                             AS ADMINISTRATIVE AGENT
                                 FOR THE LENDERS





                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Borrower has requested that the Lenders make available to the Borrower certain credit facilities as more fully described herein; and

         WHEREAS, the Lenders are willing to extend such financing to the Borrower subject to the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged by the parties hereto, it is hereby agreed as follows:



                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------

         For the purposes of this Agreement:

         "ACQUISITION" shall mean (whether by purchase, lease, exchange, issuance of stock or other equity or debt securities, merger, reorganization or any other method) (a) any acquisition by the Borrower or any Subsidiary of the Borrower of any other Person, which Person shall then become consolidated with the Borrower or any such Subsidiary in accordance with GAAP; (b) any acquisition by the Borrower or any Subsidiary of the Borrower of all or any substantial part of the assets of any other Person; or (c) any other acquisition by the Borrower or any Subsidiary of the Borrower of the assets of another Person which acquisition is not in the ordinary course of business for the Borrower or such Subsidiary.

         "ADMINISTRATIVE AGENT" shall mean Bank of America National Trust and Savings Association, in its capacity as Administrative Agent for the Lenders or any successor Administrative Agent appointed pursuant to Section 9.12 hereof.

         "ADMINISTRATIVE AGENT'S OFFICE" shall mean the office of the Administrative Agent located at 555 S. Flower Street, 11th Floor, Unit 3283, Los Angeles, California 90071, or such other office as may be designated pursuant to the provisions of Section 11.1 hereof.

         "ADVANCE" shall mean amounts advanced by the Lenders to the Borrower pursuant to Article 2 hereof on the occasion of any borrowing and having the same Interest Rate Basis and Interest Period; and "ADVANCES" shall mean more than one Advance.

         "AFFILIATE" shall mean, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such first Person. As used in this definition, "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         "AFFILIATE GUARANTORS" shall mean, collectively, each Subsidiary of the Parent other than (a) the Borrower and its Subsidiaries, (b) the YP Tel Entities and (c) each Non-Material Subsidiary.

         "AFFILIATE GUARANTY" shall mean any Affiliate Guaranty made by each Affiliate Guarantor (other than Telecom Resources, Inc. until such time as all Necessary Authorizations to execute any of such documents are obtained) in favor of the Administrative Agent and the Lenders, substantially in the form of EXHIBIT J hereof.

         "AFFILIATE PLEDGE AGREEMENT" shall mean any Affiliate Pledge Agreement made by each Affiliate Guarantor (other than Telecom Resources, Inc. until such time as all Necessary Authorizations to execute any of such documents are obtained) having one or more of its own Subsidiaries in favor of the Administrative Agent, substantially in the form of EXHIBIT K hereof.

         "AFFILIATE SECURITY AGREEMENT" shall mean any Affiliate Security Agreement made by each Affiliate Guarantor (other than Telecom Resources, Inc. until such time as all Necessary Authorizations to execute any of such documents are obtained) in favor of the Administrative Agent substantially in the form of EXHIBIT L hereof.

         "AGREEMENT" shall mean this Loan Agreement, as amended, supplemented, restated or otherwise modified from time to time.

         "AGREEMENT DATE" shall mean May 14, 1999.

         "APPLICABLE LAW" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limiting the foregoing, the Communications Act, zoning ordinances and all Environmental Laws, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

         "ASSIGNMENT AND ASSUMPTION AGREEMENT" shall mean any Assignment and Assumption Agreement substantially in the form of EXHIBIT A attached hereto pursuant to which any Lender, as further provided in Section 11.5 hereof, sells a portion of its Commitments and/or Loans.

         "AUTHORIZED SIGNATORY" shall mean such senior personnel of a Person as may be duly authorized and designated in writing from time to time by such Person to execute documents, agreements and instruments on behalf of such Person.

         "BASE RATE" shall mean, at any time, a fluctuating interest rate per annum equal to the higher of (a) the rate of interest quoted from time to time by the Administrative Agent as its "prime rate" or "base rate" or (b) the Federal Funds Rate plus one-half of one percent (0.5%). The Base Rate is not necessarily the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit.

         "BASE RATE ADVANCE" shall mean an Advance which the Borrower requests to be made as a Base Rate Advance or is reborrowed as a Base Rate Advance, in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $1,000,000.00, and in an integral multiple of $500,000.00.

         "BASE RATE BASIS" shall mean a simple interest rate equal to the sum of
(i) the Base Rate and (ii) three-quarters of one percent (0.75%). The Base Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Base Rate to account for such change.

         "BORROWER" shall mean Great Western Directories, Inc., a Texas corporation.

         "BORROWER'S PLEDGE AGREEMENT" shall mean any Borrower's Pledge Agreement between the Borrower and the Administrative Agent, substantially in the form of EXHIBIT B attached hereto.

         "BORROWER'S SECURITY AGREEMENT" shall mean that certain Borrower's Security Agreement dated as of even date herewith between the Borrower and the Administrative Agent, substantially in the form of EXHIBIT C attached hereof.

         "BUSINESS DAY" shall mean a day on which banks and foreign exchange markets are open for the transaction of business required for this Agreement in Los Angeles, California and London, England, as relevant to the determination to be made or the action to be taken.

         "CAPITAL EXPENDITURES" shall mean, for any period, expenditures (including the aggregate amount of Capitalized Lease Obligations required to be paid during such period) incurred by any Person to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs and maintenance) during such period, which would be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

         "CAPITAL STOCK" shall mean, as applied to any Person, any ownership interests or capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

         "CAPITALIZED LEASE OBLIGATION" shall mean that portion of any obligation of a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

         "CERTIFICATE OF FINANCIAL CONDITION" shall mean a certificate dated the Agreement Date, substantially in the form of EXHIBIT D attached hereto, signed by the chief financial officer of the Borrower, together with any schedules, exhibits or annexes appended thereto.

         "CHANGE OF CONTROL" shall mean the occurrence of any of the following events:

                  (a) Any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) other than one (1) or more of the Permitted Holders is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of thirty-three and one-third percent (33-1/3%) or more of the total voting power of the voting Capital Stock (on a fully-diluted basis) of the Parent;

                  (b) During any period of two (2) consecutive years, individuals who at the beginning of such period constituted the board of directors of the Parent (together with any new directors whose election by the board of directors of the Parent or whose nomination for election by the shareholders of the Parent was approved by a vote of fifty-one percent (51%) of the directors of the Parent then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent then in office;

                  (c) The failure of the Parent to own all of the voting and economic Capital Stock of (i) its Subsidiaries (other than the Borrower and its Subsidiaries) except in connection with the sale, lease, transfer or other disposition of all or any part of the CLEC Business as contemplated herein, the dissolution of any Non-Material Subsidiary and the sale, lease, transfer or other disposition of Tele-Systems, Inc. or (ii) the Borrower and its Subsidiaries; and

                  (d) Richard O'Neal shall fail, for any reason, to be employed by the Borrower, or any successor of the Borrower, as its President or as an equivalent or more senior executive officer or manager of comparable authority and responsibility.

         "CIBC FACILITY" shall mean the existing $25,000,000.00 Credit Facility dated as of August 6, 1998 by and between the Parent and Canadian Imperial Bank of Commerce.

         "CLEC BUSINESS" shall mean, collectively, the business operations of
(a) Feist Long Distance Service, Inc., (b) FirsTel, Inc., (c) Valu-Line of Longview, Inc. and (d) Telecom Resources, Inc.

         "CLEC NET PROCEEDS" shall mean, with respect to any sale, lease, transfer or other disposition of all or any part of the CLEC Business by the Parent or any of its Subsidiaries, the aggregate amount of cash received by the Parent or any of its Subsidiaries for such assets (including, without limitation, any payments received for non-competition covenants, consulting or management fees in connection with such sale, and any portion of the amount received evidenced by a promissory note or other evidence of Indebtedness issued by the purchaser), net of (a) amounts reserved, if any, for taxes payable with respect to any such sale (after application (assuming application first to such reserves) of any available losses, credits or other offsets), (b) reasonable and customary transaction costs properly attributable to such transaction and payable by the Parent or any of its Subsidiaries (other than to an Affiliate) in connection with such sale, lease, transfer or other disposition of assets, including, without limitation, commissions and severance and other payments to employees due to termination of employment in an aggregate amount not to exceed $1,500,000.00, and (c) until actually received by the Parent or any of its Subsidiaries, any portion of the amount received held in escrow or evidenced by a promissory note or other evidence of Indebtedness issued by a purchaser or non-compete, consulting or management agreement or covenant or otherwise for which compensation is paid over time. Upon receipt by the Parent or any of its Subsidiaries of (i) amounts referred to in item (c) of the preceding sentence, or (ii) if there shall occur any reduction in the tax reserves referred to in item (a) of the preceding sentence resulting in a payment to the Parent or its Subsidiaries, such amounts shall then be deemed to be "CLEC Net Proceeds."

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL" shall mean any property of any kind constituting collateral for the Obligations under any of the Security Documents.

         "COMMITMENT" shall mean the several obligations of the Lenders to fund their respective portion of the Loans to the Borrower in accordance with their respective Commitment Ratios in an aggregate principal amount as of the Agreement Date not to exceed Forty Million and No/100 Dollars ($40,000,000.00) pursuant to the terms hereof, as such obligations may be reduced from time to time pursuant to the terms hereof.

         "COMMITMENT RATIOS" shall mean the percentages in which the Lenders are severally bound to fund their respective portion of Advances to the Borrower under the Commitment, which percentages are set forth below (together with dollar amounts) as of the Agreement Date:

           Lender                         Approximate               Dollar
           ------                         Percentage              Commitment
                                          ----------              ----------

Bank of America National Trust           100.0000000%           $40,000,000.00
and Savings Association

                                         ------------           --------------
                                         ------------           --------------

                                            100.00%             $40,000,000.00

         "COMMUNICATIONS ACT" shall mean the Communications Act of 1934, as amended, and any similar or successor federal statute, and the rules, regulations and policies of the FCC thereunder, all as the same may be in effect from time to time.

         "DEFAULT" shall mean any Event of Default, and any of the events specified in Section 8.1 hereof, regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event an Event of Default.

         "DEFAULT RATE" shall mean a simple per annum interest rate equal to the sum of (a) the applicable Interest Rate Basis and (b) two percent (2%).

         "EBITDA" shall mean, with respect to the Borrower and its Subsidiaries, on a consolidated basis, the sum of (a) Net Income for any period (after eliminating any extraordinary gains and losses) and, (b) to the extent deducted in determining such Net Income, the sum of (i) depreciation and amortization,
(ii) Interest Expense, (iii) income taxes paid and (iv) all other non-cash items, in each case, for such period.

         "EMPLOYEE PENSION PLAN" shall mean any Plan which is maintained by the Borrower, any of its Subsidiaries or any ERISA Affiliate.

         "ENVIRONMENTAL LAWS" shall mean all applicable federal, state or local laws, statutes, rules, regulations or ordinances, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to public health, safety or the pollution or protection of the environment, including, without limitation, those relating to releases, discharges, emissions, spills, leaching, or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited, or regulated substances, including, without limitation, any such provisions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. ss. 6901 et seq.).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

         "ERISA AFFILIATE" shall mean any Person, including a Subsidiary or an Affiliate of the Borrower, that is a member of any group of organizations of which the Borrower is a member and which is covered by a Plan.

         "EURODOLLAR RESERVE PERCENTAGE" shall mean the percentage which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), whether or not any Lender has any such Eurocurrency Liabilities subject to such reserve requirement at that time.

         "EVENT OF DEFAULT" shall mean any of the events specified in Section
8.1 hereof, PROVIDED that any requirement for notice or lapse of time, or both, has been satisfied.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "FCC" shall mean the Federal Communications Commission, or any other similar or successor agency of the federal government administering the Communications Act.

         "FEDERAL FUNDS RATE" shall mean, as of any date, the weighted average of the rates on overnight federal funds transactions with the members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent.

         "GAAP" shall mean, as in effect from time to time, generally accepted accounting principles in the United States, consistently applied.

         "GUARANTY" or "GUARANTEED," as applied to an obligation, shall mean and include (a) a guaranty, direct or indirect, in any manner, of all or any part of such obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit or capital call requirements.

         "INDEBTEDNESS" shall mean, with respect to any Person, and without duplication, (a) all items, except items of shareholders', members' and partners' equity or capital stock or surplus or general contingency or deferred tax reserves, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, including, without limitation, with respect to any secured non-recourse obligations of such Person, the fair market value of the property or asset securing such obligation (if less than the amount of such obligation), but excluding accounts payable, accrued expenses (including taxes) and customer advance payments incurred in the ordinary course of business, (b) all direct or indirect obligations of any other Person secured by any Lien to which any property or asset owned by such Person is subject, but only to the extent of the higher of the fair market value or the book value of the property or asset subject to such Lien (if less than the amount of such obligation), if the obligation secured thereby shall not have been assumed, (c) to the extent not otherwise included, all Capitalized Lease Obligations of such Person and all obligations of such Person with respect to leases constituting part of a sale and lease-back arrangement, (d) all reimbursement obligations with respect to outstanding letters of credit, (e) to the extent not otherwise included, all obligations subject to Guaranties of such Person or its Subsidiaries, and (f) all obligations, determined on a marked-to-market basis on the calculation date, of such Person under Interest Hedge Agreements.

         "INDEBTEDNESS FOR MONEY BORROWED" shall mean, with respect to any Person, Indebtedness for money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, all Indebtedness upon which interest charges are customarily paid (other than trade payables arising in the ordinary course of business, but only if and so long as such accounts are payable on customary trade terms), all Capitalized Lease Obligations, all reimbursement obligations with respect to outstanding letters of credit, all Indebtedness issued or assumed as full or partial payment for property or services (other than trade payables arising in the ordinary course of business, but only if and so long as such accounts are payable on customary trade terms), whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed, and, without duplication, Guaranties of any of the foregoing. For purposes of this definition, interest which is accrued but not paid on the scheduled due date for such interest shall be deemed Indebtedness for Money Borrowed.

         "INDEMNITEE" shall have the meaning ascribed thereto in Section 5.11 hereof.

         "INTEREST EXPENSE" shall mean, for any period, all cash interest expense (including imputed interest with respect to Capitalized Lease Obligations) with respect to any Indebtedness for Money Borrowed of the Borrower and its Subsidiaries on a consolidated basis during such period pursuant to the terms of such Indebtedness for Money Borrowed, together with all fees payable in respect thereof (excluding the underwriting fee paid on the Agreement Date in connection with the credit facilities hereunder and any fees paid in connection with consents, amendments or waivers hereunder), all as calculated in accordance with GAAP; PROVIDED, HOWEVER, for all calculations of Interest Expense that include periods prior to the Agreement

Date, Interest Expense shall include the actual interest paid by the Parent in connection with the CIBC Facility for such period.

         "INTEREST HEDGE AGREEMENTS" shall mean the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "INTEREST PERIOD" shall mean (a) in connection with any Base Rate Advance, the period beginning on the date such Advance is made and ending on the last day of the calendar quarter in which such Advance is made, PROVIDED, HOWEVER, that if a Base Rate Advance is made on the last day of any calendar quarter, it shall have an Interest Period ending on, and its Payment Date shall be, the last day of the following calendar quarter, and (b) in connection with any LIBOR Advance, the term of such Advance selected by the Borrower or otherwise determined in accordance with this Agreement. Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless, with respect to LIBOR Advances only, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any applicable Interest Period, with respect to LIBOR Advances only, which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month, and (iii) the Borrower shall not select an Interest Period which extends beyond the Maturity Date, or such earlier date as would interfere with the Borrower's repayment obligations under Section 2.4 or 2.6 hereof. Interest shall be due and payable with respect to any Advance as provided in Section 2.3 hereof.

         "INTEREST RATE BASIS" shall mean the Base Rate Basis or the LIBOR Basis, as appropriate.

         "INVESTMENT" shall mean, with respect to the Borrower or any of its Subsidiaries, (a) any loan, advance or extension of credit (other than to customers in the ordinary course of business) by such Person to, or any Guaranty or other contingent liability with respect to the capital stock, indebtedness or other obligations of, or any contributions to the capital of, any other Person, or any ownership, purchase or other acquisition by such Person of any interest in any capital stock, limited partnership interests, general partnership interest, or other securities of such other Person, other than an Acquisition, and (b) all expenditures by the Borrower or any of its Subsidiaries relating to the foregoing.

         "KNOWN TO THE BORROWER" or "TO THE KNOWLEDGE OF THE BORROWER" shall mean known by or reasonably should have been known by the executive officers of the Borrower (which shall include, without limitation, the chief executive officer, the chief operating officer, the chief financial officer and the general counsel, if any, or any vice president of the Borrower) at the time the event occurred.

         "LENDERS" shall mean the Persons whose names appear as "LENDERS" on the signature pages hereof and any other Person which becomes a "LENDER" hereunder after the Agreement Date; and "LENDER" shall mean any one of the foregoing Lenders.

         "LEVERAGE RATIO" shall mean, as of any date, the ratio of (a) Total Debt to (b) EBITDA for the twelve (12) calendar month period ending on such date, or if such date is not the last day of a calendar month, as of the most recently completed calendar month.

         "LIBOR" shall mean, for any Interest Period, the average of the interest rates per annum at which deposits in United States Dollars for such Interest Period are offered to the Administrative Agent in the Eurodollar market at approximately 11:00 a.m. (London, England time) two (2) Business Days before the first day of such Interest Period, in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the LIBOR Advance sought by the Borrower.

         "LIBOR ADVANCE" shall mean an Advance which the Borrower requests to be made as a LIBOR Advance or which is reborrowed as a LIBOR Advance, in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $1,000,000.00 and in an integral multiple of $500,000.00.

         "LIBOR BASIS" shall mean a simple per annum interest rate (rounded upward, if necessary, to the nearest one-hundredth (1/100th) of one percent (1%)) equal to the sum of (a) the quotient of (i) the LIBOR divided by (ii) the difference between (x) one (1) and (y) the Eurodollar Reserve Percentage, if any, stated as a decimal, and (b) two and three quarters of one percent (2.75%). The LIBOR Basis shall apply to Interest Periods of one (1), two (2), three (3) or six (6) months, and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the Eurodollar Reserve Percentage. The LIBOR Basis for any LIBOR Advance shall be adjusted as of the effective date of any change in the Eurodollar Reserve Percentage.

         "LIEN" shall mean, with respect to any property, any mortgage, lien, pledge, negative pledge or other agreement not to pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether created by statute, contract, the common law or otherwise, and whether or not choate, vested or perfected.

         "LOANS" shall mean those amounts advanced by the Lenders to the Borrower under the Commitment not to exceed the Commitment at any one time outstanding and evidenced by the Notes.

         "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Security Documents, all Requests for Advance, all Interest Hedge Agreements between the Borrower, on the one hand, and the Administrative Agent and the Lenders, or any of them, on the other hand, any fee letter agreements and all other documents and agreements executed or delivered by the Borrower or its Subsidiaries in connection with or contemplated by this Agreement.

         "MARGIN STOCK" shall have the meaning ascribed thereto in Section 4.1(m) hereof.

         "MATERIALLY ADVERSE EFFECT" shall mean (a) any materially adverse effect upon the business, assets, liabilities, financial condition, results of operations or properties of the Borrower and its Subsidiaries on a consolidated basis, taken as a whole, or (b) a materially adverse effect upon the binding nature, validity, or enforceability of this Agreement and the Notes; in either case, whether resulting from any single act, omission, situation, status, event or undertaking, or taken together with other such acts, omissions, situations, statuses, events or undertakings.

         "MATURITY DATE" shall mean May 13, 2000, or such earlier date as payment of the Loans shall be due (whether by acceleration, reduction of the Commitment to zero or otherwise).

         "MULTIEMPLOYER PLAN" shall mean a multiemployer pension plan as defined in Section 3(37) of ERISA to which the Borrower, any of its Subsidiaries or any ERISA Affiliate is or has been required to contribute.

         "NECESSARY AUTHORIZATIONS" shall mean all approvals and licenses from, and all filings and registrations with, any governmental or other regulatory authority, including, without limiting the foregoing, all approvals, licenses, filings and registrations under the Communications Act.

         "NET DEBT PROCEEDS" shall mean, with respect to the issuance of Indebtedness (other than Indebtedness permitted under Section 7.1 hereof) by the Borrower or any of its Subsidiaries, the difference between (a) the gross principal amount of such Indebtedness issued and (b) reasonable and customary transaction costs payable by the Borrower or any of its Subsidiaries, as the case may be, in connection with such issuance.

         "NET EQUITY PROCEEDS" shall mean, with respect to any primary sale or issuance of any securities or equity of the Borrower or any of its Subsidiaries (other than in connection with any employee stock option plans, stock purchase plans and 401(k) plans maintained or established by the Borrower or its Subsidiaries), the difference between (a) the gross sales price for the securities or equity being sold and (b) reasonable and customary transaction costs payable by the Borrower or any of its Subsidiaries, as the case may be, in connection with such sale.

         "NET INCOME" shall mean, for the Borrower and its Subsidiaries on a consolidated basis, for any period, net income determined in accordance with GAAP.

         "NET PROCEEDS" shall mean, with respect to any sale, lease, transfer or other disposition of assets by the Borrower or any of its Subsidiaries, the aggregate amount of cash received for such assets (including, without limitation, any payments received for non-competition covenants, consulting or management fees in connection with such sale, and any portion of the amount received evidenced by a promissory note or other evidence of Indebtedness issued by the purchaser), net of (a) amounts reserved, if any, for taxes payable with respect to any such sale (after application (assuming application first to such reserves) of any available losses, credits or other offsets), (b) reasonable and customary transaction costs properly attributable to such transaction and payable by the Borrower or any of its Subsidiaries (other than to an Affiliate) in connection with such sale, lease, transfer or other disposition of assets, including, without limitation, commissions, and (c) until actually received by the Borrower or any of its Subsidiaries, any portion of the amount received held in escrow or evidenced by a promissory note or other evidence of Indebtedness issued by a purchaser or non-compete, consulting or management agreement or covenant or otherwise for which compensation is paid over time. Upon receipt by the Borrower or any of its Subsidiaries of (i) amounts referred to in item (c) of the preceding sentence, or (ii) if there shall occur any reduction in the tax reserves referred to in item (a) of the preceding sentence resulting in a payment to the Borrower or its Subsidiaries, such amounts shall then be deemed to be "Net Proceeds."

         "NON-MATERIAL SUBSIDIARIES" shall mean, collectively, each Subsidiary of the Parent (other than the Borrower and its Subsidiaries) which (a) is set forth on SCHEDULE 2 attached hereto or (b) the Administrative Agent designates in writing as not material; and "NON-MATERIAL SUBSIDIARY" shall mean any one of the foregoing.

         "NONPERFORMING LENDER" shall have the meaning ascribed thereto in
Section 9.14 hereof.

         "NOTES" shall mean, collectively, those certain promissory notes in the aggregate original principal amount equal to the Commitment, and issued to each of the Lenders by the Borrower, each one substantially in the form of EXHIBIT E attached hereto, any other promissory note issued by the Borrower to evidence the Loans pursuant to this Agreement, and any extensions, renewals, or amendments to, or replacements of, the foregoing.

         "OBLIGATIONS" shall mean all payment and performance obligations of every kind, nature and description of the Borrower, its Subsidiaries, and any other obligors to the Lenders, or the Administrative Agent, or any of them, under this Agreement and the other Loan Documents (including any interest, fees and other charges on the Loans or otherwise under the Loan Documents that would accrue but for the filing of a bankruptcy action with respect to the Borrower, whether or not such claim is allowed in such bankruptcy action as they may be amended from time to time, or as a result of making the Loans, whether such obligations are direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising).

         "PARENT" shall mean Advanced Communications Group, Inc., a Delaware corporation.

         "PARENT GUARANTY" shall mean that certain Parent Guaranty dated as of even date herewith between the Parent and the Administrative Agent, substantially in the form of EXHIBIT F attached hereto.

         "PARENT PLEDGE AGREEMENT" shall mean that certain Parent Pledge Agreement dated as of even date herewith between the Parent and the Administrative Agent, substantially in the form of EXHIBIT G attached hereto.

         "PARENT SECURITY AGREEMENT" shall mean that certain Parent Security Agreement dated as of even date herewith between the Parent and the Administrative Agent, substantially in the form of EXHIBIT H attached hereto.

         "PAYMENT DATE" shall mean the last day of any Interest Period.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PERMITTED HOLDERS" shall mean Richard O'Neal and Rod Cutsinger, their estates, spouses, ancestors, and lineal descendants, the legal representatives of any of the foregoing and the trustee of any bona fide trust of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing or Consolidation Partners Founding Fund LLC, Consolidation Partners, L.P., any shareholders of the YP Tel Entities, or any of their Affiliates "beneficially owns" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) voting securities representing at least fifty-one percent (51%) of the total voting power of all classes of Capital Stock of such Person (exclusive of any matters as to which class voting rights exist).

         "PERMITTED LIENS" shall mean, as applied to any Person:

                  (a) any Lien in favor of the Administrative Agent or any Lender given to secure the Obligations or any other Liens in existence on the Agreement Date and disclosed on Schedule 1 attached hereto;

                  (b) (i) Liens on real estate or other property for taxes, assessments, governmental charges or levies not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies or claims the non-payment of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto;

                  (c) Liens of carriers, warehousemen, landlords, mechanics, vendors, (solely to the extent arising by operation of law) laborers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if reserves or appropriate provisions shall have been made therefor;

                  (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance, social security obligations, assessments or government charges which are not overdue for more than sixty (60) days;

                  (e) restrictions on the transfer of assets of the Borrower or its Subsidiaries imposed by the Communications Act and any regulations thereunder;

                  (f) easements, rights-of-way, zoning restrictions, licenses, reservations or restrictions on use and other similar encumbrances on the use of real property which do not materially interfere with the ordinary conduct of the business of such Person or the use of such property;

                  (g) Liens reflected by Uniform Commercial Code financing statements filed in respect of true leases of the Borrower or any of its Subsidiaries;

                  (h) Liens to secure performance of statutory obligations, surety or appeal bonds, performance bonds, bids, tenders or escrow deposits in connection with Acquisitions; and

                  (i) judgment Liens which do not result in an Event of Default under Section 8.1(h) hereof.

         "PERSON" shall mean an individual, corporation, limited liability company, association, partnership, joint venture, trust or estate, an unincorporated organization, a government or any agency or political subdivision thereof, or any other entity.

         "PLAN" shall mean an employee benefit plan within the meaning of
Section 3(3) of ERISA or any other employee benefit plan maintained for employees of any Person or any affiliate of such Person.

         "PROJECTIONS" shall have the meaning ascribed thereto in Section 4.1(q) hereof.

         "REGULATIONS" shall have the meaning ascribed thereto in Section 4.1(m) hereof.

         "REPLACED LENDER" shall have the meaning ascribed thereto in Section
2.14 hereof.

         "REPLACEMENT LENDER" shall have the meaning ascribed thereto in
Section 2.14 hereof.

         "REPORTABLE EVENT" shall mean, with respect to any Employee Pension Plan, an event described in Section 4043(b) of ERISA.

         "REQUEST FOR ADVANCE" shall mean a certificate designated as a "Request for Advance," signed by an Authorized Signatory of the Borrower requesting an Advance hereunder, which shall be in substantially the form of EXHIBIT I attached hereto, and shall, among other things, (i) specify the date of the Advance, which shall be a Business Day, the amount of the Advance, the type of Advance (LIBOR or Base Rate), and, with respect to LIBOR Advances, the Interest Period selected by the Borrower and (ii) state that there shall not exist, on the date of the requested Advance and after giving effect thereto, a Default or Event of Default.

         "REQUIRED LENDERS" shall mean (i) at any time that no Loans are outstanding hereunder, Lenders the total of whose Commitment Ratios exceeds fifty percent (50%) of the Commitment Ratios of all Lenders entitled to vote hereunder, or (ii) at any time that there are Loans outstanding hereunder, Lenders the total of whose Loans equals or exceeds fifty percent (50%) of the sum of the Loans then outstanding of all Lenders entitled to vote hereunder.

         "RESTRICTED PAYMENT" shall mean any direct or indirect distribution, dividend or other payment to any Person (other than to the Borrower or any Subsidiary of the Borrower) on account of any general or limited partnership interest in, or shares of Capital Stock or other securities of, the Borrower or any of its Subsidiaries (other than dividends payable solely in stock of such Person and stock splits), including, without limitation, any direct or indirect distribution, dividend or other payment to any Person (other than to the Borrower or any Subsidiary of the Borrower) on account of any warrants or other rights or options to acquire shares of Capital Stock of the Borrower or any of its Subsidiaries.

         "SECURITY DOCUMENTS" shall mean the Parent Guaranty, any Affiliate Guaranty, any Subsidiary Guaranty, any Borrower's Pledge Agreement, the Parent Pledge Agreement, any Affiliate Pledge Agreement, any Subsidiary Pledge Agreement, the Borrower's Security Agreement, the Parent Security Agreement, any Affiliate Security Agreement, any Subsidiary Security Agreement, any other agreement or instrument providing collateral for the Obligations whether now or hereafter in existence, and any filings, instruments, agreements and documents related thereto or to this Agreement, and providing the Administrative Agent, for the benefit of the Lenders, with Collateral for the Obligations.

         "SECURITY INTEREST" shall mean all Liens in favor of the Administrative Agent, for the benefit of the Lenders, created hereunder or under any of the Security Documents to secure the Obligations.

         "SUBSIDIARY" shall mean, as applied to any Person, (a) any corporation of which more than fifty percent (50%) of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership or limited liability company of which more than fifty percent (50%) of the outstanding partnership or ownership interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, or (b) any other entity which is directly or indirectly controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

         "SUBSIDIARY GUARANTY" shall mean any Subsidiary Guaranty made by each Subsidiary of the Borrower in favor of the Administrative Agent and the Lenders, substantially in the form of EXHIBIT J hereof.

         "SUBSIDIARY PLEDGE AGREEMENT" shall mean any Subsidiary Pledge Agreement made by each Subsidiary of the Borrower having one or more of its own Subsidiaries in favor of the Administrative Agent, substantially in the form of EXHIBIT K hereof.

         "SUBSIDIARY SECURITY AGREEMENT" shall mean any Subsidiary Security Agreement made by each Subsidiary of the Borrower in favor of the Administrative Agent substantially in the form of EXHIBIT L hereof.

         "TOTAL DEBT" shall mean, for the Borrower and its Subsidiaries on a consolidated basis as of any date, the sum (without duplication) of (i) the outstanding principal amount of the Loans, (ii) the aggregate amount of Capitalized Lease Obligations and Indebtedness for Money Borrowed, and (iii) the aggregate amount of all Guarantees.

         "YP TEL ENTITIES" shall mean, collectively, (a) YP Tel Corporation, a Canadian corporation, (b) Big Stuff, Inc., a Texas corporation, and (c) Web YP, Inc., a Texas corporation.

         Each definition of an agreement in this Article 1 shall include such agreement as modified, amended or supplemented from time to time in accordance herewith.


                                    ARTICLE 2

                                      LOANS

         Section 2.1 THE LOANS. The Lenders agree, severally, in accordance with their respective Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement to lend to the Borrower, prior to the Maturity Date, an aggregate principal amount not to exceed at any one time outstanding, in the aggregate, the Commitment. Subject to the terms and conditions hereof, Advances under the Commitment may be repaid and reborrowed from time to time on a revolving basis.

         Section 2.2 MANNER OF BORROWING AND DISBURSEMENT.

                  (a) CHOICE OF INTEREST RATE, ETC. Any Advance shall, at the option of the Borrower, be made as a Base Rate Advance or a LIBOR Advance; PROVIDED, HOWEVER, that at such time as there shall have occurred and be continuing a Default hereunder, the Borrower shall not have the right to receive a LIBOR Advance. Any notice given to the Administrative Agent in connection with a requested Advance hereunder shall be given to the Administrative Agent prior to 12:00 noon (Los Angeles, California time) in order for such Business Day to count toward the minimum number of Business Days required.

                  (b) BASE RATE ADVANCES.

                        (i) ADVANCES. The Borrower shall give the Administrative Agent in the case of Base Rate Advances at least one (1) Business Day's irrevocable prior telephonic notice followed immediately by a Request for Advance; PROVIDED, HOWEVER, that the Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given if acted upon by the Administrative Agent. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

                       (ii) REPAYMENTS AND REBORROWINGS. The Borrower may repay or prepay a Base Rate Advance without regard to its Payment Date and
         (A) upon at least one (1) Business Day's irrevocable prior telephonic notice followed by written notice, reborrow all or a portion of the principal amount thereof as a Base Rate Advance, (B) upon at least three (3) Business Days' irrevocable prior telephonic notice followed by written notice, reborrow all or a portion of the principal thereof as one or more LIBOR Advances, or (C) not reborrow all or any portion of such Base Rate Advance. On the date indicated by the Borrower, such Base Rate Advance shall be so repaid and, as applicable, reborrowed. The failure to give timely notice hereunder with respect to the Payment Date of any Base Rate Advance shall be considered a request for a Base Rate Advance.

                  (c) LIBOR ADVANCES.

                        (i) ADVANCES. Upon request, the Administrative Agent, whose determination in absence of manifest error shall be conclusive, shall determine the available LIBOR Bases and shall notify the Borrower of such LIBOR Bases. The Borrower shall give the Administrative Agent in the case of LIBOR Advances at least three (3) Business Days' irrevocable prior telephonic notice followed immediately by a Request for Advance; provided, however, that the Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given if acted upon by the Administrative Agent. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

                       (ii) REPAYMENTS AND REBORROWINGS. At least three (3) Business Days prior to the Payment Date for each LIBOR Advance, the Borrower shall give the Administrative Agent telephonic notice followed by written notice specifying whether all or a portion of such LIBOR Advance (A) is to be repaid and then reborrowed in whole or in part as one or more LIBOR Advances, (B) is to be repaid and then reborrowed in whole or in part as a Base Rate Advance, or (C) is to be repaid and not reborrowed. The failure to give such notice shall preclude the Borrower from reborrowing such Advance as a LIBOR Advance on its Payment Date and shall be considered a request for a Base

         Rate Advance. Upon such Payment Date such LIBOR Advance will, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

                  (d) NOTIFICATION OF LENDERS. Upon receipt of a Request for Advance, or a notice from the Borrower with respect to any outstanding Advance prior to the Payment Date for such Advance, the Administrative Agent shall promptly but no later than the close of business on the day of such notice notify each Lender by telephone or telecopy of the contents thereof and the amount of such Lender's portion of the Advance. Each Lender shall, not later than 12:00 noon (Los Angeles, California time) on the date of borrowing specified in such notice, make available to the Administrative Agent at the Administrative Agent's Office, or at such account as the Administrative Agent shall designate, the amount of its portion of any Advance which represents an additional borrowing hereunder in immediately available funds.

                  (e) DISBURSEMENT.

                        (i) Prior to 2:00 p.m. (Los Angeles, California time) on the date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in Article 3 hereof, disburse the amounts made available to the Administrative Agent by the Lenders in like funds by (A) transferring the amounts so made available by wire transfer pursuant to the Borrower's instructions, or
         (B) in the absence of such instructions, crediting the amounts so made available to the account of the Borrower maintained with the Administrative Agent.

                       (ii) Unless the Administrative Agent shall have received notice from a Lender prior to 12:00 noon (Los Angeles, California time) on the date of any Advance that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Advance, the Administrative Agent may assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent the Lender does not make such ratable portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate.

                      (iii) If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the applicable Advance for purposes of this Agreement. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender.

                       (iv) In the event that, at any time when the Borrower is not in Default and has otherwise satisfied each of the conditions in
         Section 3.2 hereof, a Lender for any reason fails or refuses to fund its portion of an Advance and such failure shall continue for a period in excess of thirty (30) days, then, until such time as such Lender has funded its portion of such Advance (which late funding shall not absolve such Lender from any liability it may have to the Borrower), or all other Lenders have received payment in full from the Borrower (whether by repayment or prepayment) or otherwise of the principal and interest due in respect of such Advance, such non-funding Lender shall not have the right (A) to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and such Lender's portion of the Loans shall not be counted as outstanding for purposes of determining "Required Lenders" hereunder, and (B) to receive payments of principal, interest or fees from the Borrower, the Administrative Agent or the other Lenders in respect of its portion of the Loans.

         Section 2.3 INTEREST.

                  (a) ON BASE RATE ADVANCES. Interest on each Base Rate Advance shall be computed on the basis of a year of 365/366 days (360 days to the extent based on the Federal Funds Rate) for the actual number of days elapsed (which shall include the first day of such Interest Period, but exclude the last day) and shall be payable at the Base Rate Basis for such Advance, in arrears on the applicable Payment Date. Interest on Base Rate Advances then outstanding shall also be due and payable on the Maturity Date.

                  (b) ON LIBOR ADVANCES. Interest on each LIBOR Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed (which shall include the first day of such Interest Period but exclude the last day) and shall be payable at the LIBOR Basis for such Advance, in arrears on the applicable Payment Date, and, in addition, if the Interest Period for a LIBOR Advance exceeds three (3) months, interest on such LIBOR Advance shall also be due and payable in arrears on every three-month anniversary of the beginning of such Interest Period. Interest on LIBOR Advances then outstanding shall also be due and payable on the Maturity Date.

                  (c) INTEREST IF NO NOTICE OF SELECTION OF INTEREST RATE BASIS. If the Borrower fails to give the Administrative Agent timely notice of its selection of a LIBOR Basis, or if for any reason a determination of a LIBOR Basis for any Advance is not timely concluded, the Base Rate Basis shall apply to such Advance.

                  (d) INTEREST UPON DEFAULT. Immediately upon the occurrence of a Default or an Event of Default, the outstanding principal balance of the Loans shall bear interest at the Default Rate. Such interest shall be payable on demand by the Required Lenders and shall accrue until the earlier of (i) waiver or cure of the applicable Default or Event of Default, (ii) agreement by the Required Lenders (or, if applicable to the underlying Default or Event of Default, the Lenders) to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations.

                  (e) LIBOR CONTRACTS. At no time may the number of outstanding LIBOR Advances exceed eight (8).

         Section 2.4 MANDATORY COMMITMENT REDUCTIONS.

                  (a) SALES OF ASSETS. The Commitment shall be permanently reduced by the amount of the aggregate Net Proceeds of sales, leases, transfer, or other dispositions of the Borrower's or any of its Subsidiaries' assets permitted hereunder (excluding such sales, leases, transfers or other dispositions in the ordinary course of the Borrower's or any of its Subsidiaries' business); PROVIDED, HOWEVER, that no such reduction shall be required if the Borrower notifies the Administrative Agent on or before the date such reduction would otherwise be required under this Section 2.4(a) that the Borrower intends to use any or all of such Net Proceeds to invest in similar assets within ninety (90) days of the date of such sale, lease, transfer or other disposition, in which case, the reduction in the Commitment which is otherwise required under this Section 2.4(a) up to the amount of such Net Proceeds used need not be made, but if all or part of such Net Proceeds are not used within such ninety (90) day period, the Commitment shall be permanently reduced by an amount equal to the amount of such Net Proceeds.

                  (b) EQUITY AND DEBT ISSUANCES. The Commitment shall be permanently reduced by the aggregate amount of (i) Net Equity Proceeds received by the Borrower or any of its Subsidiaries from any issuance of equity interests of the Borrower or any of its Subsidiaries, (ii) Net Debt Proceeds received by the Borrower or its Subsidiaries from any issuance of Indebtedness of the Borrower or its Subsidiaries permitted hereunder and (iii) any repayments of the principal amount of any intercompany Indebtedness received by the Borrower or any of its Subsidiaries in respect of any loans made by the Borrower or its Subsidiaries pursuant to Section 7.6(b) hereof.

         Section 2.5 OPTIONAL COMMITMENT REDUCTIONS. The Borrower shall have the right, at any time and from time to time after the Agreement Date, upon at least three (3) Business Days' prior written notice to the Administrative Agent, without premium or penalty, to cancel or reduce permanently all or a portion of the Commitment, on a pro rata basis among the Lenders, PROVIDED, HOWEVER, that any such partial reduction shall be made in an amount not less than $1,000,000 and in integral multiples of not less than $1,000,000. As of the date of cancellation or reduction set forth in such notice, the Commitment shall be permanently reduced to the amount stated in the Borrower's notice for all purposes herein, and the Borrower shall pay to the Administrative Agent for the Lenders the amount necessary to reduce the principal amount of the Loans then outstanding to not more than the amount of the Commitment as so reduced, together with accrued interest on the amount so prepaid through the date of the reduction with respect to the amount reduced.

         Section 2.6 PREPAYMENTS. The principal amount of any Base Rate Advance may be prepaid in full or ratably in part at any time, without penalty and without regard to the Payment Date for such Advance. LIBOR Advances may be prepaid prior to the applicable Payment Date, upon three (3) Business Days' prior written notice to the Administrative Agent, PROVIDED that the Borrower shall reimburse the Lenders and the Administrative Agent, on demand by the applicable Lender or the Administrative Agent, for any loss (excluding lost profits) or reasonable out-of-pocket expense incurred by any Lender or the Administrative Agent in connection with such prepayment, as set forth in Section 2.10 hereof. Any prepayment hereunder shall be in amounts of not less than $1,000,000 and in integral multiples of $1,000,000.

         Section 2.7 REPAYMENTS.

                  (a) LOANS IN EXCESS OF COMMITMENT. If, at any time, the amount of the Loans then outstanding shall exceed the Commitment, the Borrower shall, on such date and subject to Sections 2.9 and 2.10 hereof, make a repayment of the principal amount of the Loans in an amount equal to such excess, together with any accrued interest with respect thereto.

                  (b) SALES OF ASSETS. On the date of any sales, leases, transfer, or other dispositions of the Borrower's or any of its Subsidiaries' assets permitted hereunder (excluding such sales, leases, transfers or other dispositions in the ordinary course of the Borrower's or any of its Subsidiaries' business), the Borrower shall make a repayment of the Loans then outstanding in the amount of the Net Proceeds of such sale, lease, transfer or other disposition; PROVIDED, HOWEVER, that no such repayment shall be required if the Borrower notifies the Administrative Agent on or before the date such repayment would otherwise be required under this Section 2.7(b) that the Borrower intends to use any or all of such Net Proceeds to invest in similar assets within ninety (90) days of the date of such sale, lease, transfer or other disposition, in which case, the repayment of the Loans which is otherwise required under this Section 2.7(b) up to the amount of the Net Proceeds to be reinvested pursuant to this Section 2.7(b) need not be made, but if all or part of such Net Proceeds are not used within such ninety (90) day period, then Loans shall be repaid by an amount equal to the Net Proceeds calculated based on the portion of Net Proceeds not invested pursuant to this Section 2.7(b) on the ninety (90) day following such sale, lease transfer or other disposition, with a reduction of the Commitment pursuant to Section 2.4(a) hereof.

                  (c) EQUITY AND DEBT ISSUANCES. On the date of (i) any issuance of equity interests of the Borrower or any of its Subsidiaries, (ii) the issuance of Indebtedness of the Borrower or its Subsidiaries permitted hereunder or (iii) any repayment by the Parent or any Affiliate Guarantor of the principal amount of any intercompany Indebtedness owing to the Borrower or any of its Subsidiaries in connection with any loan made pursuant to Section 7.6(b) hereof, the Borrower shall make a repayment of the Loans then outstanding in an amount equal to, (A) with respect to any such issuance of equity, the Net Equity Proceeds received by the Borrower or any of its Subsidiaries from such issuance,
(B) with respect to any such issuance of such Indebtedness, the Net Debt Proceeds received by the Borrower or any of its Subsidiaries from such issuance and, (C) with respect to any such repayment of intercompany Indebtedness, one hundred percent (100%) of the amount of such repayment received by the Borrower or any of its Subsidiaries.

                  (d) MATURITY DATE. In addition to the foregoing, a final payment of all Loans, together with accrued interest with respect thereto, shall be due and payable on the Maturity Date.

         Section 2.8 NOTES; LOAN ACCOUNTS.

                  (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein and shall be evidenced by the Notes. One Note shall be payable to the order of each Lender in accordance with such Lender's respective applicable Commitment Ratio. The Notes shall be issued by the Borrower to the Lenders and shall be duly executed and delivered by one or more Authorized Signatories.

                  (b) Each Lender may open and maintain on its books in the name of the Borrower a loan account with respect to its portion of the Loans and interest thereon. Each Lender which opens such a loan account shall debit such loan account for the principal amount of its portion of each Advance made by it and accrued interest thereon, and shall credit such loan account for each payment on account of principal of or interest on its Loans. The records of a Lender with respect to the loan account maintained by it shall be PRIMA FACIE evidence of its portion of the Loans and accrued interest thereon absent manifest error, but the failure of any Lender to make any such notations or any error or mistake in such notations shall not affect the Borrower's repayment obligations with respect to such Loans.

         Section 2.9 MANNER OF PAYMENT.

                  (a) Each payment (including any prepayment) by the Borrower on account of the principal of or interest on the Loans and any other amount owed to the Lenders or the Administrative Agent or any of them under this Agreement or the Notes shall be made not later than 2:00 p.m. (Los Angeles, California time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office, for the account of the Lenders or the Administrative Agent, as the case may be, in lawful money of the United States of America in immediately available funds. Any payment received by the Administrative Agent after 2:00 p.m. (Los Angeles, California time) shall be deemed received on the next Business Day. Receipt by the Administrative Agent of any payment intended for any Lender or Lenders hereunder prior to 2:00 p.m. (Los Angeles, California time) on any Business Day shall be deemed to constitute receipt by such Lender or Lenders on such Business Day. In the case of a payment for the account of a Lender, the Administrative Agent will promptly, but no later than the close of business on the date such payment is deemed received, thereafter distribute the amount so received in like funds to such Lender. If the Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the Lenders accordingly. In the event that the Administrative Agent shall fail to make distribution to any Lender as required under this Section 2.9, the Administrative Agent agrees to pay such Lender interest from the date such payment was due until paid at the Federal Funds Rate.

                  (b) The Borrower agrees to pay principal, interest, fees and all other amounts due hereunder or under the Notes without set-off or counterclaim or any deduction whatsoever.

                  (c) Subject to any contrary provisions in the definition of Interest Period, if any payment under this Agreement or any of the other Loan Documents is specified to be made on a day which is not a Business Day, it shall be made on the next Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

                  (d) So long as the applicable Lender has complied with Section
2.13 hereof, the Borrower agrees to pay principal, interest, fees and all other amounts due hereunder, under the Notes or under any other Loan Document without set-off or counterclaim or any deduction or withholding for taxes or levies or any other deductions or withholdings whatsoever. So long as the applicable Lender has complied with Section 2.13 hereof, if the Borrower is required by Applicable Law to deduct any taxes from or in respect of any sum payable to the such Lender hereunder, under any Note or under any other Loan Document: (i) the sum payable hereunder or thereunder, as applicable, shall be increased to the extent necessary to provide that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.9(d)), the Administrative Agent or such Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions been made;
(ii) the Borrower shall make such deductions from such sums payable hereunder or thereunder, as applicable, and pay the amount so deducted to the relevant taxing authority as required by Applicable Law; and (iii) the Borrower shall provide the Administrative Agent or such Lender, as applicable, with evidence satisfactory to the Administrative Agent or such Lender, as applicable, that such deducted amounts have been paid to the relevant taxing authority. Before making any such deductions, such Lender shall designate a different lending office and shall take such reasonable alternative courses of action if such designation or alternative courses of action will avoid the need for such deductions and will not in the good faith judgment of such Lender be otherwise materially disadvantageous to such Lender.

         Section 2.10 REIMBURSEMENT.

                  (a) Whenever any Lender shall sustain or incur any loss (excluding lost profits) or reasonable out-of-pocket expenses in connection with
(i) failure by the Borrower to borrow any LIBOR Advance after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3 hereof), or (ii) prepayment (or failure to prepay after giving notice thereof) of any LIBOR Advance in whole or in part for any reason, the Borrower agrees to pay to such Lender, upon such Lender's demand, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses. Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, as set forth in writing and accompanied by calculations in reasonable detail demonstrating the basis for its demand, shall be presumptively correct absent manifest error.

                  (b) Losses subject to reimbursement hereunder shall include (but shall exclude lost profits), without limiting the generality of the foregoing, out of pocket expenses incurred by any Lender or any participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, paid, repaid, not borrowed, or not paid, as the case may be, and will be payable whether the Maturity Date is changed by virtue of an amendment hereto (unless such amendment expressly waives such payment) or as a result of acceleration of the Obligations.

                  (c) Each Lender shall notify the Borrower of any event that will entitle such Lender to compensation under Section 10.3 or 2.12 hereof as promptly as practicable, but in any event within ninety (90) days after such Lender obtains actual knowledge thereof; PROVIDED, HOWEVER, that (i) if any Lender fails to give such notice within ninety (90) days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 2.10(c) in respect of any costs resulting from such event, only be entitled to payment under this Section 2.10(c) for costs incurred from and after the ninety (90) days prior to the date that such Lender does give such notice and (ii) each Lender, will designate a different applicable lending office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender. Each Lender will furnish to the Borrower at the time of request for compensation under Section 10.3 or 2.12 hereof a certificate setting forth the basis, amount and reasonable detail of computation of each request by such Lender for compensation under Section 10.3 or 2.12 hereof, which certificate shall, except for demonstrable error, be final, conclusive and binding for all purposes.

         Section 2.11 PRO RATA TREATMENT.

                  (a) ADVANCES. Each Advance from the Lenders hereunder made on or after the Agreement Date, shall be made pro rata on the basis of the respective Commitment Ratios of the Lenders.

                  (b) PAYMENTS. Each payment and prepayment of principal of the Loans, and, except as provided in Section 2.2(e) and Article 10 hereof, each payment of interest on the Loans, shall be made to the Lenders pro rata on the basis of their respective unpaid principal amounts outstanding under the applicable Notes immediately prior to such payment or prepayment. If any Lender shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans in excess of its ratable share of the applicable Loans under its applicable Commitment Ratio, such Lender shall forthwith purchase from the other Lenders such participations in the portion of the applicable Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.11(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         Section 2.12 CAPITAL ADEQUACY. If after the date hereof, the adoption of any Applicable Law regarding the capital adequacy of banks or bank holding companies, or any change in Applicable Law (whether adopted before or after the Agreement Date) or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any Lender's capital as a consequence of its obligations hereunder with respect to the Loans and the Commitment to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's capital was fully utilized prior to such adoption, change or compliance) by an amount reasonably deemed by such Lender to be material, then, upon demand by such Lender, the Borrower shall promptly pay to such Lender such additional amounts as shall be sufficient to compensate such Lender for such reduced return, together with interest on such amount from the fourth (4th) Business Day after the date of demand, until payment in full thereof at the Default Rate. A certificate of such Lender setting forth the amount to be paid to such Lender by the Borrower as a result of any event referred to in this paragraph and supporting calculations in reasonable detail shall be presumptively correct absent manifest error.

         Section 2.13 LENDER TAX FORMS. On or prior to the Agreement Date and on or prior to the first Business Day of each calendar year thereafter, each Lender which is organized in a jurisdiction other than the United States shall provide each of the Administrative Agent and the Borrower with a properly executed originals of Forms 4224 or 1001 (or any successor form) prescribed by the Internal Revenue Service or other documents satisfactory to the Borrower and the Administrative Agent, and properly executed Internal Revenue Service Forms W-8 or W-9, as the case may be, certifying (i) as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes or (ii) that all payments to be made to such Lender hereunder and under the Notes are subject to such taxes at a rate reduced to zero by an applicable tax treaty. Each such Lender agrees to provide the Administrative Agent and the Borrower with new forms prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered form, or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Administrative Agent and the Borrower.

         Section 2.14 REPLACEMENT OF LENDERS. Borrower shall have the right, if no Default then exists, to replace any Lender (the "REPLACED LENDER") with one or more other assignees permitted under Section 11.5 hereof reasonably acceptable to the Administrative Agent (the "REPLACEMENT LENDER") if (x) such Lender is charging the Borrower increased costs pursuant to Section 10.3 hereof in excess of those being charged generally by the other Lenders or such Lender becomes incapable of making LIBOR Advances as provided in Section 10.3 hereof and/or (y) as provided in Section 11.12 hereof such Lender refuses to consent to certain proposed amendments, waivers or modifications with respect to this Agreement and/or (z) such Lender fails to fund a properly requested Advance at a time when there does not exist a Default or Event of Default; PROVIDED, HOWEVER, that (i) at the time of any replacement pursuant to this Section 2.14, the Replacement Lender shall enter into one or more assignment agreements (and with all fees payable pursuant to said Section 11.5 hereof to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitment and outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender, an amount equal to the sum of the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective assignment agreement, the payment of amounts referred to above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of Notes executed by Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder and be released of all its obligations as a Lender, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement, which shall survive as to such Replaced Lender.

         Section 2.15 COMMITMENT FEE. The Borrower agrees to pay to the Lenders, in accordance with their respective Commitment Ratios as set forth in the definition of Commitment Ratios, for each day from the Agreement Date until the Maturity Date, a commitment fee equal to the product of (a) the aggregate unborrowed balance of the Commitment and (b) one-half of one percent (0.50%). Such commitment fees shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears, commencing on June 30th and continuing on each March 31st, June 30th, September 30th and December 31st thereafter and on the Maturity Date, and shall be fully earned when due and non-refundable when paid.

                                    ARTICLE 3

                              CONDITIONS PRECEDENT

         Section 3.1 CONDITIONS PRECEDENT TO INITIAL ADVANCE. The obligation of the Lenders to undertake the Commitment and to make the initial Advance hereunder are subject to the prior or contemporaneous fulfillment of each of the following conditions:

                  (a) The Administrative Agent and the Lenders shall have received each of the following, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent:

                        (i) this Agreement duly executed;

                       (ii) duly executed Notes;

                      (iii) duly executed Borrower's Security Agreement, together with duly executed appropriate Uniform Commercial Code financing statement forms;

                       (iv) duly executed Parent Security Agreement, together with duly executed appropriate Uniform Commercial Code financing statement forms;

                        (v) duly executed Parent Pledge Agreement, together with appropriate stock certificates and stock powers executed in blank;

                       (vi) duly executed Parent Guaranty;

                      (vii) duly executed Affiliate Security Agreement of each Affiliate Guarantor (other than Telecom Resources, Inc.) existing as of the Agreement Date, together with duly executed appropriate Uniform Commercial Code financing statement forms;

                     (viii) duly executed Affiliate Guaranty of each Affiliate Guarantor (other than Telecom Resources, Inc.) existing as of the Agreement Date;

                       (ix) the loan certificate of the Borrower dated as of the Agreement Date, in substantially the form attached hereto as EXHIBIT M, including a certificate of incumbency with respect to each Authorized Signatory of Borrower, together with the following items: (A) a true, complete and correct copy of the Articles of Incorporation and By-laws of the Borrower as in effect on the Agreement Date, (B) certificates of good standing for the Borrower issued by the Secretary of State or similar state official for the state of incorporation, principal place of business and location of books and records of the Borrower (C) a true, complete and correct copy of the corporate resolutions of the Borrower authorizing the Borrower to execute, deliver and perform this Agreement and the other Loan Documents, and (D) a true, complete and correct copy of any shareholders' agreements or voting trust agreements in effect with respect to the stock of the Borrower;

                        (x) the loan certificate of the Parent dated as of the Agreement Date, in substantially the form attached hereto as EXHIBIT N, including a certificate of incumbency with respect to each Authorized Signatory of the Parent, together with the following items: (a) a true, complete and correct copy of the Articles of Incorporation and By-laws of the Parent as in effect on the Agreement Date, (B) certificates of good standing for the Parent issued by the Secretary of State or similar state official for the state of incorporation, principal place of business and location of books and records of the Borrower of the Parent (C) a true, complete and correct copy of the corporate resolutions of the Parent authorizing the Parent to execute, deliver and perform this Agreement and the other Loan Documents, and (D) a true, complete and correct copy of any shareholders' agreements or voting trust agreements in effect with respect to the stock of the Parent;

                       (xi) the loan certificate of each Affiliate Guarantor (other than Telecom Resources, Inc.) and the Parent existing as of the Agreement Date dated as of the Agreement Date, in substantially the form attached hereto as EXHIBIT O, including a certificate of incumbency with respect to each Authorized Signatory of such Person, together with the following items: (A) a true, complete and correct copy of the Articles of Incorporation and By-laws of such Affiliate Guarantor as in effect on the Agreement Date, (B) certificates of good standing for such Affiliate Guarantor issued by the Secretary of State of similar state official for the state of incorporation, principal place of business and location of books and records of such Affiliate Guarantor (C) a true, complete and correct copy of the corporate resolutions of such Affiliate Guarantor authorizing such Affiliate Guarantor to execute, deliver and perform this Agreement and the other Loan Documents, and (D) a true, complete and correct copy of any shareholders' agreements or voting trust agreements in effect with respect to the stock of such Affiliate Guarantor;

                      (xii) legal opinion of Blackwell, Sanders, Peper & Martin, counsel to the Borrower, the Parent and their respective Subsidiaries addressed to each Lender and the Administrative Agent and dated as of the Agreement Date;

                     (xiii) duly executed Certificate of Financial Condition for the Borrower on a consolidated basis;

                      (xiv) duly executed pay-off letter of Canadian Imperial Bank of Commerce dated as of the Agreement Date in connection with the termination of the CIBC Facility; and

                       (xv) all such other documents as the Administrative Agent or any Lender may reasonably request, certified by an appropriate governmental official or an Authorized signatory if so requested.

                  (b) The Administrative Agent and the Lenders shall have received evidence satisfactory to them that all Necessary Authorizations, including all necessary consents to the closing of this Agreement, have been obtained or made, are in full force and effect and are not subject to any pending or, to the knowledge of the Borrower, threatened reversal or cancellation, and the Administrative Agent and the Lenders shall have received a certificate of an Authorized Signatory so stating.

         Section 3.2 CONDITIONS PRECEDENT TO EACH ADVANCE. The obligation of the Lenders to make each Advance on or after the Agreement Date is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such Advance:

                  (a) All of the representations and warranties of the Borrower under this Agreement and the other Loan Documents (including, without limitation, all representations and warranties with respect to the Borrower's Subsidiaries, if any), which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance, shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of such Advance, and after giving effect to any updates to information provided to the Lenders in accordance with the terms of such representations and warranties, and no Default or Event of Default hereunder shall then exist or be caused thereby;

                  (b) With respect to Advances which, if funded, would increase the aggregate principal amount of the Loans outstanding hereunder, the Administrative Agent shall have received a duly executed Request for Advance;

                  (c) With respect to any Advance relating to any Acquisition or the formation of any Subsidiary which is permitted hereunder, the Administrative Agent and the Lenders shall have received such documents and instruments relating to such Acquisition or formation of a new Subsidiary as are described in Section 5.12 hereof or otherwise required herein;

                  (d) No event shall have occurred and no condition shall exist which, in the reasonable judgment of the Required Lenders, has had or could reasonably be expected to have a Materially Adverse Effect;

                  (e) No event or other change shall have occurred, and no condition shall exist (other than in connection with the sale, lease, transfer or other disposition or discontinuation of operations of the CLEC Business), which, in the reasonable judgment of the Required Lenders, has had or could reasonably be expected to have (a) any materially adverse effect upon the business, assets, liabilities, financial condition, results of operations or properties of the Parent or the Affiliate Guarantors, taken as a whole or (b) a materially adverse effect upon the binding nature, validity, or enforceability of the Loan Documents to which such Person is a party; in either case, whether resulting from any single act, omission, situation, status, event or undertaking; or taken together with other such acts, omissions, situations, statuses, events or undertakings; and

                  (f) On the date of such Advance, after giving effect to the Advance requested, the Borrower shall be in compliance on a PRO FORMA basis with the covenants set forth in Sections 7.8 and 7.9 hereof.

The acceptance of proceeds of any Advance which would increase the aggregate principal amount of Loans outstanding shall be deemed to be a representation and warranty by the Borrower as to compliance with this Section 3.2 on the date any such Loan is made.


                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         Section 4.1 REPRESENTATIONS AND WARRANTIES. The Borrower hereby agrees, represents and warrants, upon the Agreement Date, in favor of the Administrative Agent and each Lender that:

                  (a) ORGANIZATION; OWNERSHIP; POWER; QUALIFICATION. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Borrower has the corporate power and authority to own its properties and to carry on its business as now being and as proposed hereafter to be conducted. The Borrower and each of its Subsidiaries, if any, are duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization, except where failure to be so qualified, in the aggregate, could not reasonably be expected to have a Materially Adverse Effect.

                  (b) AUTHORIZATION; ENFORCEABILITY. The Borrower has the corporate power and has taken all necessary corporate action to authorize it to borrow hereunder, to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Borrower and is, and each of the other Loan Documents to which the Borrower is party is, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity.

                  (c) SUBSIDIARIES: AUTHORIZATION; ENFORCEABILITY. To the extent that the Borrower has any Subsidiaries, the Borrower has the unrestricted right to vote the issued and outstanding equity of the Subsidiaries owned by the Borrower and such equity of such Subsidiaries has been duly authorized and issued and is fully paid and nonassessable. Each Subsidiary of the Borrower, if any, has the power and has taken all necessary action to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated by this Agreement and by such Loan Documents. Each of the Loan Documents to which any Subsidiary of the Borrower is party is a legal, valid and binding obligation of such Subsidiary enforceable against such Subsidiary in accordance with its terms, subject, as enforcement of remedies, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity. The Borrower's ownership interest in each of its Subsidiaries represents a direct or indirect controlling interest of such Subsidiary for purposes of directing or causing the direction of the management and policies of each Subsidiary.

                  (d) COMPLIANCE WITH OTHER LOAN DOCUMENTS AND CONTEMPLATED TRANSACTIONS. The execution, delivery and performance, in accordance with their respective terms, by the Borrower of this Agreement and the Notes, and by the Borrower and its Subsidiaries of each of the other Loan Documents to which they are respectively party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent or approval, governmental or otherwise, not already obtained, (ii) violate any Applicable Law respecting the Borrower or any Subsidiary of the Borrower, (iii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation or by-laws or partnership agreements, as the case may be, as amended, of the Borrower or of any Subsidiary of the Borrower, or under any material indenture, agreement, or other instrument, to which the Borrower or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any of its Subsidiaries, except for Permitted Liens.

                  (e) DESCRIPTION OF BUSINESS. The Borrower, together with its Subsidiaries, is engaged in the business of producing and distributing yellow pages directories annually covering certain service areas in Oklahoma and Texas and publishing three (3) yellow page directories in California. Through a contractual relationship with Big Stuff, Inc. and Web YP, Inc., the Borrower and its Subsidiaries markets "World Pages", a specialized web page service, to its yellow pages customers in its target markets.

                  (f) NECESSARY AUTHORIZATIONS. The Borrower and its Subsidiaries have secured all Necessary Authorizations and all such Necessary Authorizations are in full force and effect. No Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened revocation.

                  (g) COMPLIANCE WITH LAW. The Borrower and its Subsidiaries are in compliance with all Applicable Law, except where the failure to be in compliance would not individually or in the aggregate have a Materially Adverse Effect.

                  (h) TITLE TO ASSETS. As of the Agreement Date, the Borrower and its Subsidiaries have good, legal and marketable title to, or a valid leasehold interest in, all of its assets. None of the properties or assets of the Borrower or any of its Subsidiaries is subject to any Liens, except for Permitted Liens. Except for financing statements evidencing Permitted Liens, no financing statement under the Uniform Commercial Code as in effect in any jurisdiction and no other filing which names the Borrower or any of its Subsidiaries as debtor or which covers or purports to cover any of the assets of the Borrower or any of its Subsidiaries is currently effective and on file in any state or other jurisdiction, and neither the Borrower nor any of its Subsidiaries has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing.

                  (i) LITIGATION. As of the date hereof, except as set forth on
SCHEDULE 3 attached hereto, there is no action, suit, proceeding or investigation pending against, or, to the knowledge of the Borrower, threatened against or in any other manner relating adversely to, the Borrower or any of its Subsidiaries or to the knowledge of the Borrower any of their respective properties, in any court or before any arbitrator of any kind or before or by any governmental body (including, without limitation, the FCC). No action, suit, proceeding or investigation

(i) calls into question the validity of this Agreement or any other Loan Document or, (ii) individually or collectively, involves the possibility of any judgment or liability not fully covered by insurance which, if determined adversely to the Borrower or any of its Subsidiaries, would have a Materially Adverse Effect.

                  (j) TAXES. All federal, state and other tax returns of the Borrower and each of its Subsidiaries required by law to be filed have been duly filed and all federal, state and other taxes, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by the Borrower or any of its Subsidiaries or imposed upon the Borrower or any of its Subsidiaries or any of their respective properties, income, profits or assets, which are due and payable, have been paid, except any such taxes (i) (x) the payment of which the Borrower or any of its Subsidiaries is diligently contesting in good faith by appropriate proceedings, (y) for which adequate reserves have been provided on the books of the Borrower or the Subsidiary of the Borrower involved, and (z) as to which no Lien other than a Permitted Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced, or (ii) which may result from audits not yet conducted. The charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries in respect of taxes are, in the judgment of the Borrower, adequate.

                  (k) NO MATERIAL ADVERSE CHANGE. There has occurred no event, condition or other change since December 31, 1998 which has had, or which could reasonably be expected to have, a Materially Adverse Effect.

                  (l) ERISA. The Borrower and each Subsidiary of the Borrower and each of their respective Plans are in compliance with ERISA and the Code and neither the Borrower nor any of its ERISA Affiliates, including its Subsidiaries, has incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. The Borrower, each of its Subsidiaries, and each other ERISA Affiliate have complied in all material respects with all requirements of ERISA. Neither the Borrower nor any of its Subsidiaries has made any promises of retirement or other benefits to employees, except as set forth in the Plans, in written agreements with such employees, or in the Borrower's employee handbook and memoranda to employees. Neither the Borrower nor any of its ERISA Affiliates, including its Subsidiaries, has incurred any material liability to PBGC in connection with any such Plan. The assets of each such Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan, the payment of which PBGC would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (within the meaning of Section 4041 of ERISA) due under the Plan upon termination. No Reportable Event has occurred and is continuing with respect to any such Plan. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of the Borrower or any of its Subsidiaries, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust, to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or

Section 4975 of the Code. Neither the Borrower nor any of its ERISA Affiliates, including its Subsidiaries, is or has been obligated to make any payment to a Multiemployer Plan.

                  (m) COMPLIANCE WITH REGULATIONS T, U AND X. Neither the Borrower nor any of the Borrower's Subsidiaries is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying, and neither the Borrower nor any of the Borrower's Subsidiaries owns or presently intends to acquire, any "margin security" or "margin stock" (herein called "MARGIN STOCK") as defined in Regulations T, U, and X (12 C.F.R. Parts 220, 221 and 224) of the Board of Governors of the Federal Reserve System (the "REGULATIONS"). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulations. The Borrower has not taken, caused or authorized to be taken, and will not take any action which might cause this Agreement or the Notes to violate the Regulations or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect. If so requested by the Administrative Agent, the Borrower will furnish the Administrative Agent with (i) a statement or statements in conformity with the requirements of Federal Reserve Forms G-3 and/or U-1 referred to in Regulation U of said Board of Governors and (ii) other documents evidencing its compliance with the margin regulations, reasonably requested by the Administrative Agent. Neither the making of the Loans nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of the Regulations.

                  (n) INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower and its Subsidiaries of this Agreement and the Loan Documents nor the issuance of the Notes violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such Act.

                  (o) GOVERNMENTAL REGULATION. Neither the Borrower nor any of its Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the execution and delivery of this Agreement or any other Loan Document. Neither the Borrower nor any of its Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the performance, in accordance with their respective terms, of this Agreement or any other Loan Document, other than filing of appropriate Uniform Commercial Code financing statements and mortgages.

                  (p) ABSENCE OF DEFAULT, ETC. The Borrower and its Subsidiaries are in compliance in all respects with all of the material provisions of their respective, Certificates or Articles of Incorporation and By-Laws, as the case may be, and no event has occurred or failed to occur (including, without limitation, any matter which could create a Default hereunder by cross-default) which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, (i) a Default or (ii) a material default by the Borrower or any of its Subsidiaries under any indenture, agreement or other instrument relating to Indebtedness of the Borrower or any of its Subsidiaries in the amount of $1,000,000.00 or more in the aggregate, any material license, or any judgment, decree or order to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or any of their respective properties may be bound or affected.

                  (q) ACCURACY AND COMPLETENESS OF INFORMATION. All information, reports, prospectuses and other papers and data relating to the Borrower or any of its Subsidiaries and furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or the Lenders, taken as a whole, were, at the time furnished, believed to be true, complete and correct in all material respects to the extent necessary to give the Administrative Agent and the Lenders true and accurate knowledge of the subject matter, and all final projections, consisting of a consolidated projected cash flow statement, an income statement, and a balance sheet for Borrower and its Subsidiaries (the "PROJECTIONS") (i) disclose all assumptions made with respect to costs, general economic conditions, and financial and market conditions formulating the Projections; (ii) are based on estimates and assumptions believed to be reasonable; and (iii) reflect, as of the date prepared, the reasonable estimate of Borrower of the results of operations and other information projected therein for the periods covered thereby. The projections and pro forma financial information furnished at any time by the Borrower to any Lender pursuant to this Agreement have been prepared in good faith based on assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and the Borrower, however, makes no representation as to its ability to achieve the results set forth in any such projections. The Borrower understands that all such statements, representations and warranties shall be deemed to have been relied upon by the Lenders as a material inducement to make each extension of credit hereunder.

                  (r) AGREEMENTS WITH AFFILIATES. Except for agreements or arrangements with Affiliates (i) wherein (A) the Borrower or one or more of its Subsidiaries provides services to such Affiliates or (B) the Parent provides general management and operating services to the Borrower and its Subsidiaries, in each case, for not in excess of fair consideration, (ii) in connection with loans permitted under Section 7.6(b) hereof or (iii) which are set forth on
SCHEDULE 4 attached hereto, neither the Borrower nor any of its Subsidiaries has
(a) any written agreements or binding arrangements of any kind with any Affiliate or (b) any management or consulting agreements of any kind with any Affiliate.

                  (s) PAYMENT OF WAGES. The Borrower and each of its Subsidiaries are in compliance with the Fair Labor Standards Act, as amended, in all material respects, and to the knowledge of the Borrower and each of its Subsidiaries, such Persons have paid all minimum and overtime wages required by law to be paid to their respective employees.

                  (t) PRIORITY. The Security Interest granted under the Borrower Security Agreement and any Subsidiary Security Agreement is a valid and, upon filing of appropriate Uniform Commercial Code financing statements and/or mortgages, will be a perfected first priority security interest in the Collateral in favor of the Administrative Agent, for the benefit of itself and the Lenders, securing, in accordance with the terms of the Security Documents, the Obligations, and the Collateral is subject to no Liens other than Permitted Liens. The Liens created by the Security Documents to which the Borrower and its Subsidiaries, or any of them, is a party are enforceable as security for the Obligations in accordance with their terms with respect to the Collateral subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law; and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any of its Subsidiaries, as the case may be).

                  (u) INDEBTEDNESS. Except as described on SCHEDULE 5 attached hereto, neither the Borrower nor any of its Subsidiaries has outstanding, as of the Agreement Date, and after giving effect to the initial Advances hereunder on the Agreement Date, any Indebtedness for Money Borrowed.

                  (v) SOLVENCY. As of the Agreement Date and after giving effect to the transactions contemplated by the Loan Documents (i) the property of the Borrower, at a fair valuation, will exceed its debt; (ii) the capital of the Borrower will not be unreasonably small to conduct its business; (iii) the Borrower will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature; and (iv) the present fair salable value of the assets of the Borrower will be greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured. For purposes of this Section 4.1(v), "debt" means any liability on a claim, and "claim" means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

                  (w) PATENTS, TRADEMARKS, FRANCHISES, ETC.. The Borrower and each of its Subsidiaries owns, possesses, or has the right to use all necessary patents, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, franchises, and licenses, and rights with respect thereof, necessary to conduct its respective business as now conducted, without known conflict with any patent, trademark, trade name, service mark, franchise, license, or copyright of any other Person, and in each case, subject to no mortgage, pledge, lien, lease, encumbrance, charge, security interest, title retention agreement, or option except as disclosed on SCHEDULE 1 attached hereto. All such material patents, trademark applications, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, franchises, and licenses are listed as of the Agreement Date on SCHEDULE 6 attached hereto and are in full force and effect, the holder thereof is in full compliance in all material respects with all of the provisions thereof, and no such material asset or material agreement is subject to any pending or, to the best of the Borrower's knowledge, threatened attack or revocation.

                  (x) COLLECTIVE BARGAINING. None of the employees of the Borrower or any of its Subsidiaries is a party to any collective bargaining agreement with the Borrower or any of its Subsidiaries and, to the knowledge of the Borrower and its officers, there are no material grievances, disputes, or controversies with any union or any other organization of the employees of the Borrower or any of its Subsidiaries or threats of strikes, work stoppages, or any asserted pending demands for collective bargaining by any union or other organization.

                  (y) YEAR 2000 COMPLIANCE. The Borrower and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "YEAR 2000 PROBLEM" (that is, the risk that computer applications used by the Borrower and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based on such review and program, the Borrower reasonably believes that the Year 2000 Problem will not have a Materially Adverse Effect on the financial condition, operations, business, prospects or property of the Borrower and its Subsidiaries taken as a whole since December 31, 1998.

         Section 4.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties made under this Agreement and any other Loan Document shall be deemed to be made, and shall be true and correct in all material respects, at and as of the Agreement Date and on the date of each Advance except to the extent relating specifically to the Agreement Date. All representations and warranties made under this Agreement and the other Loan Documents shall survive, and not be waived by, the execution hereof by the Lenders and the Administrative Agent, any investigation or inquiry by any Lender or the Administrative Agent, or the making of any Advance under this Agreement.


                                    ARTICLE 5

                                GENERAL COVENANTS

         So long as any of the Obligations is outstanding and unpaid or the Lenders have an obligation to fund Advances hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Required Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise consent in writing:

         Section 5.1 PRESERVATION OF EXISTENCE AND SIMILAR MATTERS. Except as permitted under Section 7.4 hereof, the Borrower will, and will cause each of its Subsidiaries to:

                        (i) preserve and maintain its existence, and its material rights, franchises, licenses and privileges in the state of its incorporation, including, without limiting the foregoing, all other Necessary Authorizations; and

                       (ii) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except for such failure to so qualify and be so authorized as could not reasonably be expected to have a Materially Adverse Effect.

         Section 5.2 BUSINESS; COMPLIANCE WITH APPLICABLE LAW. The Borrower will, and will cause each of its Subsidiaries to, (a) engage in the business conducted as of the Agreement Date or any business related, ancillary or complementary thereto, and (b) comply in all material respects with the requirements of all Applicable Law.

         Section 5.3 MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all properties used in their respective businesses (whether owned or held under lease), other than obsolete equipment or unused assets and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

         Section 5.4 ACCOUNTING METHODS AND FINANCIAL RECORDS. The Borrower will, and will cause each of its Subsidiaries on a consolidated and consolidating basis to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with GAAP and reflecting all transactions required to be reflected by GAAP and keep accurate and complete records of their respective properties and assets. The Borrower and its Subsidiaries will maintain a fiscal year ending on December 31st.

         Section 5.5 INSURANCE. The Borrower will, and will cause each of its Subsidiaries to:

                  (a) Maintain insurance including, but not limited to, business interruption coverage and public liability coverage insurance from responsible companies in such amounts and against such risks to the Borrower and each of its Subsidiaries as is prudent for similarly situated companies engaged in similarly situated industries.

                  (b) Keep their respective assets insured by insurers on terms and in a manner reasonably acceptable to the Administrative Agent against loss or damage by fire, theft, burglary, loss in transit, explosions and hazards insured against by extended coverage, in amounts which are prudent for companies in similarly situated industries and reasonably satisfactory to the Administrative Agent, all premiums thereon to be paid by the Borrower and its Subsidiaries.

                  (c) Require that each insurance policy provide for at least thirty (30) days' prior written notice to the Administrative Agent of any termination of or proposed cancellation or nonrenewal of such policy, and name the Administrative Agent as additional named lender loss payee and, as appropriate, additional insured, to the extent of the Obligations.

         Section 5.6 PAYMENT OF TAXES AND CLAIMS. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge all taxes, including, without limitation, withholding taxes, assessments and governmental charges or levies required to be paid by them or imposed upon them or their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon any of their properties; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower will, and will cause each of its Subsidiaries to, timely file all information returns required by federal, state or local tax authorities.

         Section 5.7 COMPLIANCE WITH ERISA.

                  (a) The Borrower will, and will cause its Subsidiaries to, make all contributions to any Employee Pension Plan when such contributions are due and not incur any "accumulated funding deficiency" within the meaning of
Section 412(a) of the Code, whether or not waived, and will otherwise comply with the requirements of the Code and ERISA with respect to the operation of all Plans, except to the extent that the failure to so comply could not have a Materially Adverse Effect.

                  (b) The Borrower will, and will cause its Subsidiaries to, comply in all respects with the requirements of ERISA with respect to any Plans subject to the requirements thereof, except to the extent that the failure to so comply could not have a Materially Adverse Effect.

                  (c) The Borrower will furnish to Administrative Agent (i) within 30 days after any officer of the Borrower obtains knowledge that a "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan of the Borrower or its ERISA Affiliates, including its Subsidiaries, that any Reportable Event has occurred with respect to any Employee Pension Plan or that PBGC has instituted or will institute proceedings under Title IV of ERISA to terminate any Employee Pension Plan or to appoint a trustee to administer any Employee Pension Plan, a statement setting forth the details as to such prohibited transaction, Reportable Event or termination or appointment proceedings and the action which it (or any other Employee Pension Plan sponsor if other than the Borrower) proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to PBGC if a copy of such notice is available to the Borrower, any of its Subsidiaries or any of its ERISA Affiliates, (ii) promptly after receipt thereof, a copy of any notice the Borrower, any of its Subsidiaries or any of its ERISA Affiliates or the sponsor of any Plan receives from PBGC, or the Internal Revenue Service or the Department of Labor which sets forth or proposes any action or determination with respect to such Plan, (iii) promptly after the filing thereof, any annual report required to be filed pursuant to ERISA in connection with each Plan maintained by the Borrower or any of its ERISA Affiliates, including the Subsidiaries, and (iv) promptly upon the Administrative Agent's request therefor, such additional information concerning any such Plan as may be reasonably requested by the Administrative Agent.

                  (d) The Borrower will promptly notify the Administrative Agent of any excise taxes which have been assessed or which the Borrower, any of its Subsidiaries or any of its ERISA Affiliates has reason to believe may be assessed against the Borrower, any of its Subsidiaries or any of its ERISA Affiliates by the Internal Revenue Service or the Department of Labor with respect to any Plan of the Borrower or its ERISA Affiliates, including its Subsidiaries.

                  (e) Within the time required for notice to the PBGC under
Section 302(f)(4)(A) of ERISA, the Borrower will notify the Administrative Agent of any lien arising under Section 302(f) of ERISA in favor of any Plan of the Borrower or its ERISA Affiliates, including its Subsidiaries.

                  (f) The Borrower will not, and will not permit any of its Subsidiaries or any of its ERISA Affiliates to take any of the following actions or permit any of the following events to occur if such action or event together with all other such actions or events would subject the Borrower, any of its Subsidiaries, or any of its ERISA Affiliates to any tax, penalty, or other liabilities which could have a Materially Adverse Effect:

                        (i) engage in any transaction in connection with which the Borrower, any of its Subsidiaries or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code;

                       (ii) terminate any Employee Pension Plan in a manner, or take any other action, which could result in any liability of the Borrower, any of its Subsidiaries or any ERISA Affiliate to the PBGC;

                      (iii) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Borrower, any of its Subsidiaries or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency within the meaning of Section 412(a) of the Code, whether or not waived, with respect to any Employee Pension Plan; or

                       (iv) permit the present value of all benefit liabilities under all Employee Pension Plans which are subject to Title IV of ERISA to exceed the present value of the assets of such Plans allocable to such benefit liabilities (within the meaning of Section 4041 of ERISA), except as may be permitted under actuarial funding standards adopted in accordance with Section 412 of the Code.

         Section 5.8 VISITS AND INSPECTIONS. The Borrower will, and will cause each of its Subsidiaries, upon reasonable prior notice, to, permit (a) representatives of the Administrative Agent and any of the Lenders to visit and inspect the properties of the Borrower or any of its Subsidiaries during business hours, (b) representatives of the Administrative Agent and, after the occurrence and during the continuance of a Default, any of the Lenders to (i) inspect and make extracts from and copies of their respective books and records and (ii) discuss with their respective principal officers their respective businesses, assets, liabilities, financial positions, results of operations and business prospects. The Borrower and each of its Subsidiaries will also permit, with the Borrower present if the Borrower elects to be so present, representatives of the Administrative Agent and, after the occurrence and during the continuance of a Default, any of the Lenders to discuss with their respective accountants the Borrower's and the Borrower's Subsidiaries' businesses, assets, liabilities, financial positions, results of operations and business prospects.

         Section 5.9 PAYMENT OF INDEBTEDNESS. Subject to any provisions herein or in any other Loan Document, the Borrower will, and will cause each of its Subsidiaries to, pay any and all of their respective Indebtedness when and as it becomes due, other than amounts diligently disputed in good faith and for which adequate reserves have been set aside in accordance with GAAP.

         Section 5.10 USE OF PROCEEDS. The Borrower will, and will cause its Subsidiaries to, use the aggregate proceeds of all Advances under the Loans directly or indirectly:

                  (a) to make loans, subject to Section 7.6(b) hereof to (i) the Parent to retire the CIBC Facility and for working capital needs and other corporate purposes of the Parent and (ii) any Affiliate Guarantor for working capital needs and other corporate purposes of such Affiliate Guarantor in connection with the operation of the CLEC Business; and

                  (b) for working capital needs and other corporate purposes of the Borrower and its Subsidiaries (including the fees and expenses incurred in connection with the execution and delivery of this Agreement) which do not otherwise conflict with this Section 5.10.

         Section 5.11 INDEMNITY. The Borrower will indemnify and hold harmless each Lender, the Administrative Agent, and each of their respective affiliates, employees, representatives, shareholders, officers and directors (any of the foregoing shall be an "INDEMNITEE") from and against any and all claims, liabilities, losses, damages, actions, reasonable attorneys' fees and expenses (as such fees and expenses are incurred) and demands by any party, including the costs of investigating and defending such claims, whether or not the Borrower, any Subsidiary of the Borrower or the Person seeking indemnification is the prevailing party (a) resulting from any breach or alleged breach by the Borrower or any Subsidiary of the Borrower of any representation or warranty made hereunder; or (b) otherwise arising out of (i) the Commitment, the Loans or otherwise under this Agreement, any Loan Document or any transaction contemplated hereby or thereby, including, without limitation, the use of the proceeds of Loans hereunder in any fashion by the Borrower or the performance of their respective obligations under the Loan Documents by the Borrower or any of its Subsidiaries, (ii) allegations of any participation by the Lenders, the Administrative Agent, or any of them, in the affairs of the Borrower or any of its Subsidiaries, or allegations that any of them has any joint liability with the Borrower or any of its Subsidiaries for any reason,
(iii) any claims against the Lenders, the Administrative Agent, or any of them, by any shareholder or other investor in or lender to the Borrower or any Subsidiary of the Borrower, by any brokers or finders or investment advisers or investment bankers retained by the Borrower or by any other third party, arising out of the Commitments or otherwise under this Agreement; or (c) in connection with taxes (not including federal or state income or franchise taxes or other taxes based solely upon the revenues or income of such Persons), fees, and other charges payable in connection with the Loans, or the execution, delivery, and enforcement of this Agreement, the Security Documents, the other Loan Documents, and any amendments thereto or waivers of any of the provisions thereof; unless the Person seeking indemnification hereunder is determined in such case to have acted with gross negligence or willful misconduct, in any case, by a final, non-appealable judicial order. The obligations of the Borrower under this
Section 5.11 are in addition to, and shall not otherwise limit, any liabilities which the Borrower might otherwise have in connection with any warranties or similar obligations of the Borrower in any other Loan Document.

         Section 5.12 COVENANTS REGARDING ACQUISITIONS AND PURCHASE OR FORMATION OF SUBSIDIARIES. At the time of (i) any Acquisition permitted hereunder, (ii) the purchase by the Borrower or any of its Subsidiaries of any interests in any Subsidiary of the Borrower, or (iii) the formation of any new Subsidiary of the Borrower or any of its Subsidiaries which is permitted under this Agreement, the Borrower will, and will cause its Subsidiaries, as appropriate, to (a) provide to the Administrative Agent a duly executed (x) Subsidiary Security Agreement for any new Subsidiary, together with appropriate Uniform Commercial Code financing statements, (y) Subsidiary Pledge Agreement for any new Subsidiary, together with appropriate stock certification and stock powers executed in blank and (z) Subsidiary Guaranty for any new Subsidiary, each of which shall constitute both Security Documents and Loan Documents for purposes of this Agreement, as well as a loan certificate for such new Subsidiary, substantially in the form of EXHIBIT N attached hereto, together with appropriate attachments;
(b) pledge to the Administrative Agent all of the stock or partnership interests (or other instruments or securities evidencing ownership) of such Subsidiary or Person which is acquired or formed, beneficially owned by the Borrower or any of the Borrower's Subsidiaries, as the case may be, as additional Collateral for the Obligations to be held by the Administrative Agent in accordance with the terms of the Borrower's Pledge Agreement, or a new Subsidiary Pledge Agreement and execute and deliver to the Administrative Agent all such documentation for such pledge as, in the reasonable opinion of the Administrative Agent, is appropriate; and (c) with respect to any Acquisition, provide revised financial projections for the remainder of the fiscal year and for each subsequent year until the Maturity Date which reflect such Acquisition, certified by the Chief Financial Officer of the Borrower, together with a statement by such Person that no Default exists or would be caused by such Acquisition or formation, and all other documentation, including one or more opinions of counsel, reasonably satisfactory to the Administrative Agent which in their reasonable opinion is appropriate with respect to such Acquisition. Any document, agreement or instrument (other than the Projections) executed or issued pursuant to this Section 5.12 shall be a "Loan Document" for purposes of this Agreement.

         Section 5.13 PAYMENT OF WAGES. The Borrower will, and will cause each of its Subsidiaries to, at all times comply, in all material respects, with the material requirements of the Fair Labor Standards Act, as amended, including, without limitation, the provisions of such Act relating to the payment of minimum and overtime wages as the same may become due from time to time.

         Section 5.14 FURTHER ASSURANCES. The Borrower will promptly cure, or cause to be cured, defects in the creation and issuance of any of the Notes and the execution and delivery of the Loan Documents (including this Agreement), resulting from any acts or failure to act by the Borrower or any of the Borrower's Subsidiaries or any employee or officer of any of the foregoing Persons. The Borrower at its expense will promptly execute and deliver to the Administrative Agent and the Lenders, or cause to be executed and delivered to the Administrative Agent and the Lenders, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower in the Loan Documents, including this Agreement, or to correct any omissions in the Loan Documents, all as may be reasonably necessary or reasonably appropriate in connection therewith and as may be reasonably requested.

         Section 5.15 YEAR 2000 COMPLIANCE. The Borrower will, and will cause each of its Subsidiaries to, promptly notify the Administrative Agent in the event that the Borrower or any of its Subsidiaries discovers or determines that any computer application (including those of its suppliers, vendors, and customers) that is material to the Borrower's or any of its Subsidiaries' businesses and operations will not be Year 2000 compliant, except to the extent that such failure could not reasonably be expected to have a Materially Adverse Effect.

                                    ARTICLE 6

                              INFORMATION COVENANTS

         So long as any of the Obligations is outstanding and unpaid or the Lenders have an obligation to fund Advances hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Required Lenders shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to each Lender and the Administrative Agent, at their respective offices:

         Section 6.1 QUARTERLY FINANCIAL STATEMENTS AND INFORMATION. Within forty-five (45) days after the last day of each of the first three (3) quarters of each fiscal year of the Borrower, the balance sheets of the Borrower on a consolidated basis with its Subsidiaries as at the end of such quarter and as of the end of the preceding fiscal year, and the related statements of operations and the related statements of cash flows of the Borrower on a consolidated basis with its Subsidiaries for such quarter and for the elapsed portion of the year ended with the last day of such quarter, which shall set forth in comparative form such figures as at the end of and for such quarter and appropriate prior period and shall be certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP and to present fairly in all material respects the financial position of the Borrower on a consolidated basis with its Subsidiaries as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end and audit adjustments.

         Section 6.2 ANNUAL FINANCIAL STATEMENTS AND INFORMATION. Within ninety
(90) days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related audited consolidated statements of operations for such fiscal year and for the previous fiscal year, the related audited consolidated statements of cash flow and members' equity for such fiscal year and for the previous fiscal year, which shall be accompanied by an opinion, which opinion shall be in scope and substance reasonably satisfactory to the Administrative Agent, of independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a statement of such accountants that in connection with their audit, nothing came to their attention that caused them to believe that the Borrower was not in compliance with the terms, covenants, provisions or conditions of Sections 7.8 and 7.9 hereof insofar as they relate to accounting matters.

         Section 6.3 PERFORMANCE CERTIFICATES. At the time the financial statements are furnished pursuant to Sections 6.1 and 6.2 hereof, a certificate of the president or chief financial officer of the Borrower as to its financial performance, in substantially the form attached hereto as EXHIBIT O:

                  (a) setting forth as and at the end of such quarterly period or fiscal year, as the case may be, the arithmetical calculations required to establish whether or not the Borrower was in compliance with the requirements of Sections 7.8 and 7.9 hereof;

                  (b) stating that, to the best of his or her knowledge, no Default or Event of Default has occurred as at the end of such quarterly period or year, as the case may be, or, if a Default or Event of Default has occurred, disclosing each such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default; and

                  (c) containing a list of all Acquisitions, Investments, Restricted Payments and dispositions of assets from the Agreement Date through the date of such certificate, together with the total amount for each of the foregoing categories.

         Section 6.4 COPIES OF OTHER REPORTS.

                  (a) Promptly upon receipt thereof copies of all material reports, if any, submitted to the Borrower by the Borrower's independent public accountants regarding the Borrower, including, without limitation, any management report prepared in connection with the annual audit referred to in
Section 6.2 hereof.

                  (b) From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial position, projections, results of operations or business prospects of the Borrower or any of its Subsidiaries, as the Administrative Agent may reasonably request which are reasonably available to the Borrower.

                  (c) Annually, certificates of insurance indicating that the requirements of Section 5.5 hereof remain satisfied for such fiscal year, together with, if requested by a Lender and reasonably available to the Borrower, copies of any new or replacement insurance policies obtained during such year.

                  (d) Prior to February 28th of each year, the annual budget for the Borrower and the Borrower's Subsidiaries, including forecasts of the income statement, the balance sheet and a cash flow statement for such year, on a quarter by quarter basis.

         Section 6.5 NOTICE OF LITIGATION AND OTHER MATTERS. Notice specifying the nature and status of any of the following events, promptly, but in any event not later than fifteen (15) days after the occurrence of any of the following events becomes known to the Borrower:

                  (a) the commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against the Borrower or any Subsidiary, or, to the extent known to the Borrower, which could reasonably be expected to have a Materially Adverse Effect if adversely determined;

                  (b) any material adverse change with respect to the business, assets, liabilities, financial position, results of operations or business prospects of the Borrower and its Subsidiaries, taken as a whole, other than changes in the ordinary course of business which have not had and could not reasonably be expected to have a Materially Adverse Effect and other than changes in the industry in which Borrower or any of its Subsidiaries operate which could not reasonably be expected to have a Materially Adverse Effect;

                  (c) any material adverse amendment or change adopted by the board of directors of the Borrower to the projections or annual budget provided to the Administrative Agent by the Borrower;

                  (d) any Default or the occurrence or non-occurrence of any event (A) which constitutes, or which with the passage of time or giving of notice or both would constitute a default by the Borrower or any Subsidiary of the Borrower under any material agreement other than this Agreement and the other Loan Documents to which the Borrower or any Subsidiary of the Borrower is party or by which any of their respective properties may be bound, or (B) which could be reasonably expected to have a Materially Adverse Effect, giving in each case a description thereof and specifying the action proposed to be taken with respect thereto;

                  (e) the occurrence of any Reportable Event or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of the Borrower or any of its Subsidiaries or the institution or threatened institution by PBGC of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the trustee of any such Plan with respect to such Plan or any action taken by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of the Borrower to withdraw or partially withdraw from any Plan or to terminate any Plan.


                                    ARTICLE 7

                               NEGATIVE COVENANTS

         So long as any of the Obligations is outstanding and unpaid or the Lenders have an obligation to fund Advances hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Required Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise give their prior consent in writing:

         Section 7.1 INDEBTEDNESS OF THE BORROWER AND ITS SUBSIDIARIES. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except:

                  (a)      the Obligations;

                  (b)      Indebtedness secured by Permitted Liens;

                  (c) obligations under Interest Hedge Agreements with respect to the Loans; and

                  (d) Indebtedness of the Borrower or any of its Subsidiaries to any such Subsidiary or to the Borrower or any other Subsidiary of the Borrower, respectively, so long as the corresponding debt instruments, if any, are pledged to the Administrative Agent as security for the Obligations.

         Section 7.2 LIMITATION ON LIENS. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to undertake, covenant or agree with any third party that it will not create, assume, incur or permit to exist any lien in the favor the Administrative Agent or the Lenders securing the Obligations on any of its assets or properties, whether now owned or hereafter acquired except for Permitted Liens.

         Section 7.3 AMENDMENT AND WAIVER. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any amendment of, or agree to or accept or consent to any waiver of any of the material provisions of its operating agreement, articles or certificate of incorporation or partnership agreement, as appropriate, if the effect thereof would be to adversely affect the rights of the Lenders hereunder or under any Loan Document.

         Section 7.4 LIQUIDATION, MERGER OR DISPOSITION OF ASSETS.

                  (a) DISPOSITION OF ASSETS. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time sell, lease, abandon, or otherwise dispose of any assets (other than assets including, but not limited to, past due account receivables, disposed of in the ordinary course of business).

                  (b) LIQUIDATION OR MERGER. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, or enter into any merger, other than (i) a merger or consolidation among the Borrower and one or more of its Subsidiaries, provided the Borrower is the surviving corporation, or (ii) a merger between or among two or more Subsidiaries of the Borrower, or
(iii) in connection with an Acquisition permitted hereunder effected by a merger in which the Borrower or, in a merger in which the Borrower is not a party, a Subsidiary of the Borrower is the surviving corporation or the surviving corporation becomes a Subsidiary of the Borrower.

         Section 7.5 LIMITATION ON GUARANTIES. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time Guaranty, assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than (a) a guaranty by endorsement of negotiable instruments for collection in the ordinary course of business, or (b) Guaranties constituting Indebtedness permitted pursuant to Section 7.1 hereof, or (c) as may be contained in any Loan Document including, without limitation, the Parent Guaranty and any Subsidiary Guaranty.

         Section 7.6 INVESTMENTS AND ACQUISITIONS. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly make any loan or advance, or otherwise acquire for consideration evidences of Indebtedness, capital stock or other securities of any Person or other assets or property (other than assets or property in the ordinary course of business), or make any Acquisition or Investment except that:

                  (a) the Borrower and its Subsidiaries may, directly or through a brokerage account, (i) purchase marketable, direct obligations of the United States of America, its agencies and instrumentalities maturing within three hundred sixty-five (365) days of the date of purchase, (ii) purchase commercial paper, money-market funds and business savings accounts issued by corporations, each of which shall have a combined net worth of at least $100,000,000.00 and each of which conducts a substantial part of its business in the United States of America, maturing within two hundred seventy (270) days from the date of the original issue thereof, and rated "P-2" or better by Moody's Investors Service, Inc. or "A-2" or better by Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc., and (iii) purchase repurchase agreements, bankers' acceptances, and domestic and Eurodollar certificates of deposit maturing within three hundred sixty-five (365) days of the date of purchase which are issued by, or time deposits maintained with, a United States national or state bank the deposits of which are insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation and having capital, surplus and undivided profits totaling more than $100,000,000.00 and rated "A" or better by Moody's Investors Service, Inc. or Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc.; and

                  (b) so long as no Default then exists or would be caused thereby and the Borrower has demonstrated pro forma compliance with Sections 7.8 and 7.9 hereof, the Borrower may, prior to November 14, 1999, make loans (i) to the Parent (A) to retire the CIBC Facility and, (B) in an aggregate amount not to exceed $3,000,000.00, for working capital needs and other corporate purposes of the Parent, and (ii) to any Affiliate Guarantor for working capital needs and other corporate purposes of such Affiliate Guarantor in connection with the operation of the CLEC Business in an aggregate amount not to exceed $2,500,000.00 per calendar month (which amount shall be exclusive of payments made to satisfy the obligation of the Parent to Northern Telecom in connection with the purchase of certain switch equipment which amount shall not exceed $3,000,000.00) or $10,000,000.00 prior to the Maturity Date, in each case, so long as (x) each such loan is evidenced by a promissory note made by such Person in favor of the Borrower in form and substance satisfactory to the Administrative Agent and (y) each such promissory note is assigned as Collateral and delivered to the Administrative Agent.

         Section 7.7 RESTRICTED PAYMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly declare or make any Restricted Payment; PROVIDED, HOWEVER, that so long as no Default or Event of Default then exists or would be caused thereby, prior to November 14, 1999, the Borrower may make Restricted Payments to the Parent in an amount not to exceed $500,000.00 per calendar month.

         Section 7.8 LEVERAGE RATIO. (a) As of the end of any calendar quarter, and (b) at the time of any Advance hereunder (after giving effect to such Advance), the Borrower shall not permit its Leverage Ratio to exceed 6.25 to 1.00.

         Section 7.9 INTEREST COVERAGE RATIO. (a) As of the end of any calendar quarter, and (b) at the time of any Advance hereunder (after giving effect to such Advance), the Borrower shall not permit the ratio of (i) its EBITDA (for the twelve (12) calendar month period ending on the month end being tested in the case of Section 7.9(a) hereof, or for the most recently completed calendar month end, in the case of Section 7.9(b) hereof) to (ii) its Interest Expense (for the same period) to be less than 1.75 to 1.00.

         Section 7.10 AFFILIATE TRANSACTIONS. Except with respect to any loan made pursuant to Section 7.6(b) hereof or as otherwise specifically provided herein, and except as described on SCHEDULE 4 attached hereto, the Borrower shall not, and shall not permit any of its Subsidiaries to, at any time engage in any transaction with an Affiliate, or make an assignment or other transfer of any of its properties or assets to any Affiliate, on terms less advantageous to the Borrower or such Subsidiary than would be the case if such transaction had been effected with a non-Affiliate.

         Section 7.11 REAL ESTATE. The Borrower and its Subsidiaries shall not purchase any real estate or enter into any sale-leaseback transaction, except as contemplated in an Acquisition or Investment permitted under Section 7.6 hereof.

         Section 7.13 ERISA LIABILITIES. The Borrower shall not, and shall cause each of its ERISA Affiliates not to, (i) permit the assets of any of their respective Plans to be less than the amount necessary to provide all accrued benefits under such Plans, or (ii) enter into any Multiemployer Plan.


                                    ARTICLE 8

                                     DEFAULT

         Section 8.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

                  (a) Any representation or warranty made under this Agreement shall prove incorrect or misleading in any material respect when made or deemed to be made pursuant to Section 4.2 hereof;

                  (b) The Borrower shall default in the payment of (i) any interest under any of the Notes or fees or other amounts payable to the Lenders and the Administrative Agent under any of the Loan Documents, or any of them, when due, and such Default shall not be cured by payment in full within three (3) Business Days from the due date or
(ii) any principal under any of the Notes when due;

                  (c) The Borrower shall default in the performance or observance of any agreement or covenant contained in Articles 6 or 7 hereof;

                  (d) The Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such default shall not be cured within a period of thirty (30) days from the occurrence of such Default;

                  (e) There shall occur any default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in Section 8.1 of this Agreement) by the Borrower, any of its Subsidiaries, or any other obligor thereunder, which shall not be cured within a period of thirty (30) days from the occurrence of such Default;

                  (f) There shall be entered and remain unstayed a decree or order for relief in respect of the Borrower or any of the Borrower's Subsidiaries under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or any of the Borrower's Subsidiaries, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of the Borrower, or any of the Borrower's Subsidiaries; or an involuntary petition shall be filed against the Borrower or any of the Borrower's Subsidiaries and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of sixty (60) consecutive days;

                  (g) The Borrower or any of the Borrower's Subsidiaries shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or the Borrower or any of the Borrower's Subsidiaries shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any of the Borrower's Subsidiaries or of any substantial part of their respective properties, or the Borrower or any of the Borrower's Subsidiaries shall fail generally to pay their respective debts as they become due or shall be adjudicated insolvent; the Borrower shall suspend or discontinue its business; the Borrower or any of the Borrower's Subsidiaries shall have concealed, removed any of its property with the intent to hinder or defraud its creditors or shall have made a fraudulent or preferential transfer under any applicable fraudulent conveyance or bankruptcy law, or the Borrower or any of the Borrower's Subsidiaries shall take any action in furtherance of any such action;

                  (h) A judgment not covered by insurance or indemnification, where the indemnifying party has agreed to indemnify and is financially able to do so, shall be entered by any court against the Borrower or any of the Borrower's Subsidiaries for the payment of money which exceeds singly or in the aggregate with other such judgments, $1,000,000, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any of the Borrower's Subsidiaries which, together with all other such property of the Borrower or any of the Borrower's Subsidiaries subject to other such process, exceeds in value $1,000,000 in the aggregate, and if, within forty-five (45) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal or removed to bond, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged or removed to bond;

                  (i) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by the Borrower or any of its Subsidiaries or any ERISA Affiliate, or to which the Borrower or any of its Subsidiaries or any ERISA Affiliate has any liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or PBGC shall institute proceedings to terminate any such Plan; or the Borrower or any of its Subsidiaries or any ERISA Affiliate shall incur any liability to PBGC in connection with the termination of any such Plan; or any Plan or trust created under any Plan of the Borrower or any of its Subsidiaries or any ERISA Affiliate shall engage in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or
Section 4975 of the Code;

                  (j) There shall occur (i) any default under any instrument, document or agreement relating to any Indebtedness of the Borrower or any of the Borrower's Subsidiaries in an aggregate principal amount exceeding $1,000,000.00; (ii) any event or condition the occurrence of which would permit such acceleration of such Indebtedness, or which, as a result of a failure to comply with the terms thereof, would make such Indebtedness otherwise due and payable, and which event or condition has not been cured within any applicable cure period or waived in writing prior to any declaration of an Event of Default or acceleration of the Loans hereunder; or (iii) any material default under any Interest Hedge Agreement which would permit the obligation of the Borrower to make payments to the counterparty thereunder to be then due and payable;

                  (k) Any Loan Document or any material provision thereof, shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by the Borrower or any of the Borrower's Subsidiaries or by any governmental authority having jurisdiction over the Borrower or any of the Borrower's Subsidiaries seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower or any of the Borrower's Subsidiaries shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document prior to the payment of such principal or interest;

                  (l) Any Security Document shall, for any reason, fail or cease (except by reason of lapse of time) to create a valid and perfected and first-priority Lien on or Security Interest in any material portion of the Collateral purported to be covered thereby, subject only to Permitted Liens (as defined herein or under the Parent Guaranty);

                  (m) There shall occur any Change of Control;

                  (n) The Parent and its Subsidiaries shall, for any reason, sell, transfer or otherwise dispose of all or any part of the CLEC Business other than (i) for cash or other consideration reasonably satisfactory to the Administrative Agent and (ii) otherwise on terms and conditions reasonably satisfactory to the Administrative Agent;

                  (o) Upon the sale, transfer or other disposition of all or any part of the CLEC Business by the Parent or its Subsidiaries, the Parent shall, for any reason, fail to use, or fail to cause any Affiliate Guarantor to use, the aggregate CLEC Net Proceeds received by the Parent or any Affiliate Guarantor in connection with such sale, transfer or other disposition of all or any part of the CLEC Business, FIRST, to make a repayment of intercompany Indebtedness owing to the Borrower or its Subsidiaries in connection with any loan made pursuant to Section 7.6(b) hereof, and, SECOND, provided that all intercompany Indebtedness owing to the Borrower or its Subsidiaries in connection with any loan made pursuant to Section 7.6(b) hereof has been repaid in full, to make a contribution of equity to the Borrower in an amount not less than the Loans then outstanding after giving effect to payments under the intercompany Indebtedness referred to above;

                  (p) On or prior to the effective date of any consolidation, merger or acquisition by the Parent with or into one or more of the YP Tel Entities, the Parent shall, for any reason, fail to have received a signed commitment reasonably satisfactory in all respects to the Administrative Agent (which commitment remains in effect on the date of such consolidation, merger or acquisition) to provide financing to the Parent or its Subsidiaries to repay in full the Obligations;

                  (q) The Parent shall fail, for any reason, to provide to the Administrative Agent an acknowledgment of senior debt status, substantially in the form of EXHIBIT Q attached hereto , executed by each holder of the Subordinated Notes (as defined in the Parent's Guaranty) no later than May 28, 1999; or

                  (r) Telecom Resources, Inc. and/or the Parent shall fail to
(i) make any filings required under Applicable Law to obtain approval to grant a Lien in favor of the Administrative Agent (for itself and the Lenders) on (A) the software and other assets comprising the "Operations Systems Service" and
(B) the equity of Telecom Resources, Inc., in each case, no later than May 28, 1999, (ii) thereafter, to diligently pursue any additional steps required to permit the granting of such Lien, and (iii) promptly after receipt of all such approvals, execute and deliver to the Administrative Agent such documents as are necessary and reasonably requested by the Administrative Agent to grant to the Administrative Agent a first priority perfected security interest in such assets.

         Section 8.2 REMEDIES.

                  (a) If an Event of Default specified in Section 8.1 hereof (other than an Event of Default under Section 8.1(f) or(g) hereof) shall have occurred and shall be continuing, the Administrative Agent, at the request of the Required Lenders subject to Section 9.8(a) hereof, shall (i) terminate the Commitment, and/or (ii) declare the principal of and interest on the Loans and the Notes and all other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes and any other Loan Documents to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement, the Notes or any other Loan Document to the contrary notwithstanding, and the Commitment shall thereupon forthwith terminate.

                  (b) Upon the occurrence and continuance of an Event of Default specified in Section 8.1(f) or (g) hereof, all principal, interest and other amounts due hereunder and under the Notes, and all other Obligations, shall thereupon and concurrently therewith become due and payable and the Commitment shall forthwith terminate and the principal amount of the Loans outstanding hereunder shall bear interest at the Default Rate, all without any action by the Administrative Agent or the Lenders or the Required Lenders or any of them and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the other Loan Documents to the contrary notwithstanding.

                  (c) Upon acceleration of the Notes, as provided in subsection
(a) or (b) of this Section 8.2, the Administrative Agent and the Lenders shall have all of the post-default rights granted to them, or any of them, as applicable under the Loan Documents and under Applicable Law.

                  (d) Upon acceleration of the Notes, as provided in subsection
(a) or (b) of this Section 8.2, the Administrative Agent shall have the right (but not the obligation) upon the request of the Lenders to operate the business of the Borrower and its Subsidiaries in accordance with the terms of the licenses and pursuant to the terms and subject to any limitations contained in the Security Documents and, within guidelines established by the Required Lenders, to make any and all payments and expenditures reasonably necessary in connection therewith, including, without limitation, payment of wages as required under the Fair Labor Standards Act, as amended, and of any necessary withholding taxes to state or federal authorities. In the event the Required Lenders fail to agree upon the guidelines referred to in the preceding sentence within six (6) Business Days after the Administrative Agent has begun to operate the business of the Borrower, the Administrative Agent may, after giving three
(3) days' prior written notice to the Lenders of its intention to do so, make such payments and expenditures as it deems reasonable and advisable in its sole discretion to maintain the normal day-to-day operation of such business.

Such payments and expenditures in excess of receipts shall constitute Advances under this Agreement, not in excess of the amount of the Commitment. Advances made pursuant to this Section 8.2(d) shall bear interest as provided in Section 2.3(d) hereof and shall be payable on demand. The making of one or more Advances under this Section 8.2(d) shall not create any obligation on the part of the Lenders to make any additional Advances hereunder. No exercise by the Administrative Agent of the rights granted to it under this Section 8.2(d) shall constitute a waiver of any other rights and remedies granted to the Administrative Agent and the Lenders, or any of them, under this Agreement or at law. The Borrower hereby irrevocably appoints the Administrative Agent as agent for the Lenders, the true and lawful attorney of the Borrower, in its name and stead and on its behalf, to execute, receipt for or otherwise act in connection with any and all contracts, instruments or other documents in connection with the operation of the Borrower's business in the exercise of the Administrative Agent's and the Lenders' rights under this Section 8.2(d). Such power of attorney is coupled with an interest and is irrevocable. The rights of the Administrative Agent under this Section 8.2(d) shall be subject to its prior compliance with Applicable Law, including, without limitation, the Communications Act and FCC rules and policies promulgated thereunder, to the extent applicable to the exercise of such rights.

                  (e) Upon acceleration of the Notes, as provided in subsection
(a) or (b) of this Section 8.2, the Administrative Agent, upon request of the Required Lenders, shall have the right to the appointment of a receiver for the properties and assets of the Borrower and its Subsidiaries, and the Borrower, for itself and on behalf of its Subsidiaries, hereby consents to such rights and such appointment and hereby waives any objection the Borrower or any Subsidiary may have thereto or the right to have a bond or other security posted by the Administrative Agent on behalf of the Lenders, in connection therewith. The rights of the Administrative Agent under this Section 8.2(e) shall be subject to its prior compliance with Applicable Law, including, without limitation, the Communications Act and FCC rules and policies promulgated thereunder, to the extent applicable to the exercise of such rights.

                  (f) The rights and remedies of the Administrative Agent and the Lenders hereunder shall be cumulative, and not exclusive.

         Section 8.3 PAYMENTS SUBSEQUENT TO DECLARATION OF EVENT OF DEFAULT. Subsequent to the acceleration of the Loans under Section 8.2 hereof, payments and prepayments under this Agreement made to the Administrative Agent and the Lenders or otherwise received by any of such Persons (from realization on Collateral for the Obligations or otherwise) shall be paid over to the Administrative Agent (if necessary) and distributed by the Administrative Agent as follows: FIRST, to the Administrative Agent's reasonable costs and expenses, if any, incurred in connection with the collection of such payment or prepayment, including, without limitation, any reasonable costs incurred by it in connection with the sale or disposition of any Collateral for the Obligations and all amounts under Section 11.2(b) and (c) hereof; SECOND, to the Lenders or the Administrative Agent for any fees hereunder or under any of the other Loan Documents then due and payable; THIRD, to the Lenders pro rata on the basis of their respective unpaid principal amounts (except as provided in Section 2.2(e) hereof), to the payment of any unpaid interest which may have accrued on the Obligations; FOURTH, to the Lenders pro rata based on the Loans, then outstanding until all Loans have been paid in full (and, for purposes of this clause, obligations under Interest Hedge Agreements with the Lenders or any of them shall be paid on a pro rata basis with the Loans); FIFTH, to the Lenders pro rata on the basis of their respective unpaid amounts, to the payment of any other unpaid Obligations; and SIXTH, to the Borrower or as otherwise required by law.


                                    ARTICLE 9

                            THE ADMINISTRATIVE AGENT

         Section 9.1 APPOINTMENT AND AUTHORIZATION. Each Lender hereby irrevocably appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its portion of the Loans and in its Note irrevocably to appoint and authorize, the Administrative Agent to take such actions as its agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are delegated by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent, nor any of its respective directors, officers, employees or agents, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court of competent jurisdiction.

         Section 9.2 INTEREST HOLDERS. The Administrative Agent may treat each Lender, or the Person designated in the last notice filed with the Administrative Agent, as the holder of all of the interests of such Lender in its portion of the Loans and in its Note until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

         Section 9.3 CONSULTATION WITH COUNSEL. The Administrative Agent may consult with Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, special counsel to the Administrative Agent, or with other legal counsel selected by it and shall not be liable for any action taken or suffered by it in good faith in consultation with the Required Lenders and in reasonable reliance on such consultations.

         Section 9.4 DOCUMENTS. The Administrative Agent shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any Note, any other Loan Document, or any instrument, document or communication furnished pursuant hereto or in connection herewith, and the Administrative Agent shall be entitled to assume that they are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

         Section 9.5 ADMINISTRATIVE AGENT AND AFFILIATES. With respect to the Commitments and the Loans, the Administrative Agent shall have the same rights and powers hereunder as any other Lender and the Administrative Agent and Affiliates of the Administrative Agent may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, any of its Subsidiaries or any Affiliates of, or Persons doing business with, the Borrower, as if they were not affiliated with the Administrative Agent and without any obligation to account therefor.

         Section 9.6 RESPONSIBILITY OF THE ADMINISTRATIVE AGENT. The duties and obligations of the Administrative Agent under this Agreement are only those expressly set forth in this Agreement. The Administrative Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge, or has been notified in writing by the Borrower, of such fact, or has been notified by a Lender in writing that such Lender considers that a Default or an Event of Default has occurred and is continuing, and such Lender shall specify in detail the nature thereof in writing. The Administrative Agent shall not be liable hereunder for any action taken or omitted to be taken except for its own gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court of competent jurisdiction. The Administrative Agent shall provide each Lender with copies of such documents received from the Borrower as such Lender may reasonably request.

         Section 9.7 ACTION BY THE ADMINISTRATIVE AGENT.

                  (a) The Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless the Administrative Agent shall have been instructed by the Required Lenders to exercise or refrain from exercising such rights or to take or refrain from taking such action, PROVIDED that the Administrative Agent shall not exercise any rights under Section 8.2(a) hereof without the request of the Required Lenders (or, where expressly required, all of the Lenders) unless time is of the essence, in which case, such action can be taken at the request of the Administrative Agent. The Administrative Agent shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court having jurisdiction over the subject matter.

                  (b) The Administrative Agent shall not be liable to the Lenders or to any Lender or the Borrower or any of the Borrower's Subsidiaries in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Required Lenders (or, where expressly required, all of the Lenders), and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders, except for its gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court having jurisdiction over the subject matter. The Administrative Agent shall not be obligated to take any action which is contrary to law or which would in its reasonable opinion subject it to liability.

         Section 9.8 NOTICE OF DEFAULT OR EVENT OF DEFAULT. In the event that the Administrative Agent or any Lender shall acquire actual knowledge, or shall have been notified, of any Default or Event of Default, the Administrative Agent or such Lender shall promptly notify the Lenders (provided failure to give such notice shall not result in any liability on the part of such Lender or Administrative Agent), and the Administrative Agent shall take such action and assert such rights under this Agreement and the other Loan Documents as the Required Lenders shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Required Lenders shall fail to request the Administrative Agent to take action or to assert rights under this Agreement or any other Loan Documents in respect of any Default or Event of Default within ten (10) days after their receipt of the notice of any Default or Event of Default from the Administrative Agent or any Lender, or shall request inconsistent action with respect to such Default or Event of Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 8 hereof) as it deems in its discretion to be advisable for the protection of the Lenders, except that, if the Required Lenders have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions unless time is of the essence, in which case, the Administrative Agent may act in accordance with its reasonable discretion.

         Section 9.9 RESPONSIBILITY DISCLAIMED. The Administrative Agent shall not be under any liability or responsibility whatsoever as Administrative Agent:

                  (a) To the Borrower or any other Person as a consequence of any failure or delay in performance by or any breach by, any Lender or Lenders of any of its or their obligations under this Agreement;

                  (b) To any Lender or Lenders, as a consequence of any failure or delay in performance by, or any breach by, (i) the Borrower of any of its obligations under this Agreement or the Notes or any other Loan Document, or
(ii) any Subsidiary of the Borrower or any other obligor under any other Loan Document;

                  (c) To any Lender or Lenders, for any statements, representations or warranties in this Agreement, or any other document contemplated by this Agreement or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Notes, any other Loan Document, or any other document contemplated by this Agreement; or

                  (d) To any Person for any act or omission other than that arising from gross negligence or willful misconduct of the Administrative Agent as determined by a final, non-appealable judicial order of a court of competent jurisdiction.

         Section 9.10 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower) pro rata according to their respective Commitment Ratios, from and against any and all liabilities, obligations, losses (other than the loss of principal and interest hereunder in the event of a bankruptcy or out-of-court `work-out' of the Loans), damages, penalties, actions, judgments, suits, costs, expenses (including fees and expenses of experts, agents, consultants and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any other Loan Document or any action taken or omitted by the Administrative Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement, except that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent as determined by a final, non-appealable judicial order of a court having jurisdiction over the subject matter.

         Section 9.11 CREDIT DECISION. Each Lender represents and warrants to each other and to the Administrative Agent that:

                  (a) In making its decision to enter into this Agreement and to make its portion of the Loans it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower and that it has made an independent credit judgment, and that it has not relied upon the Administrative Agent or information provided by the Administrative Agent (other than information provided to the Administrative Agent by the Borrower and forwarded by the Administrative Agent to the Lenders); and

                  (b) So long as any portion of the Loans remains outstanding or such Lender has an obligation to make its portion of Advances hereunder, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower.

         Section 9.12 SUCCESSOR ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time for cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, prior to a Default, be subject to the consent of the Borrower, acting reasonably. If (a) no successor Administrative Agent shall have been so appointed by the Required Lenders or (b) if appointed, no successor Administrative Agent shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gave notice of resignation or the Required Lenders removed the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be any Lender or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000 and which shall be reasonably acceptable to the Borrower. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent. In the event that the Administrative Agent or any of its respective affiliates ceases to be a Lender hereunder, such Person shall resign its agency hereunder.

         Section 9.13 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents or attorneys selected by it using reasonable care, and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

         Section 9.14 BORROWER'S RIGHT TO PROCEED AGAINST LENDERS. In the event that any Lender fails or refuses to perform its obligations as provided herein (a "NONPERFORMING LENDER"), Borrower reserves and shall have the right to proceed against any such Nonperforming Lender, including, without limitation, the right to pursue all legal and equitable remedies available to Borrower in connection with the breach of any Nonperforming Lender's obligations as provided herein; each Lender hereby specifically acknowledges such right of Borrower.


                                   ARTICLE 10

                CHANGE IN CIRCUMSTANCES AFFECTING LIBOR ADVANCES

         Section 10.1 LIBOR BASIS DETERMINATION INADEQUATE OR UNFAIR. If with respect to any proposed LIBOR Advance for any Interest Period, the Administrative Agent determines after consultation with the Lenders that deposits in dollars (in the applicable amount) are not being offered to each of the Lenders in the relevant market for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligations of any affected Lender to make its portion of such LIBOR Advances shall be suspended.

         Section 10.2 ILLEGALITY. If after the date hereof, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement Date), or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender to make, maintain or fund its portion of LIBOR Advances, such Lender shall so notify the Administrative

Agent, and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower. Before giving any notice to the Administrative Agent pursuant to this Section 10.2, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the sole reasonable judgment of such Lender, be otherwise materially disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of such Lender's portion of each affected LIBOR Advance, together with accrued interest thereon, on either (a) the last day of the then current Interest Period applicable to such affected LIBOR Advances if such Lender may lawfully continue to maintain and fund its portion of such LIBOR Advance to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain its portion of such affected LIBOR Advances to such day. Concurrently with repaying such portion of each affected LIBOR Advance, the Borrower may borrow a Base Rate Advance from such Lender, whether or not it would have been entitled to effect such borrowing and such Lender shall make such Advance, if so requested, in an amount such that the outstanding principal amount of the affected Note held by such Lender shall equal the outstanding principal amount of such Note or Notes immediately prior to such repayment. The obligation of such Lender to make LIBOR Advances is suspended only until such time as it is once more possible and legal for such Lender to make fund and maintain LIBOR Advances.

         Section 10.3 INCREASED COSTS.

                  (a) If after the date hereof, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement Date), or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                           (1) shall subject any Lender to any tax, duty or other charge with respect to its obligation to make its portion of LIBOR Advances, or its portion of existing Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its portion of LIBOR Advances or in respect of any other amounts due under this Agreement, in respect of its portion of LIBOR Advances or its obligation to make its portion of LIBOR Advances (except for changes in the rate or method of calculation of tax on the revenues or net income of such Lender); or

                           (2) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Eurodollar Reserve Percentage), special deposit, capital adequacy, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by, any Lender or shall impose on any Lender or the London interbank borrowing market any other condition affecting its obligation to make its portion of such LIBOR Advances or its portion of existing Advances;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any of its portion of LIBOR Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Note with respect thereto, then, within ten (10) days after demand by such Lender, the Borrower agrees to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased costs. Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 10.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole reasonable judgment of such Lender made in good faith, be otherwise materially disadvantageous to such Lender.

                  (b) Any Lender claiming compensation under this Section 10.3 shall provide the Borrower with a written certificate setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor in reasonable detail. Such certificate shall be presumptively correct absent manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. If any Lender demands compensation under this Section 10.3, the Borrower may at any time, upon at least five (5) Business Days' prior notice to such Lender, prepay in full such Lender's portion of the then outstanding LIBOR Advances, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section
2.9 hereof. Concurrently with prepaying such portion of LIBOR Advances the Borrower may, whether or not then entitled to make such borrowing, borrow a Base Rate Advance, or a LIBOR Advance not so affected, from such Lender, and such Lender shall, if so requested, make such Advance in an amount such that the outstanding principal amount of the affected Note or Notes held by such Lender shall equal the outstanding principal amount of such Note or Notes immediately prior to such prepayment.

         Section 10.4 EFFECT ON OTHER ADVANCES. If notice has been given pursuant to Section 10.1, 10.2 or 10.3 suspending the obligation of any Lender to make its portion of any type of LIBOR Advance, or requiring such Lender's portion of LIBOR Advances to be repaid or prepaid, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all amounts which would otherwise be made by such Lender as its portion of LIBOR Advances shall, unless otherwise notified by the Borrower, be made instead as Base Rate Advances.


                                   ARTICLE 11

                                  MISCELLANEOUS

         Section 11.1 NOTICES.

                  (a) Except as otherwise expressly provided herein, all notices and other communications under this Agreement and the other Loan Documents (unless otherwise specifically stated therein) shall be in writing and shall be deemed to have been given three (3) Business Days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one
(1) Business Day after being entrusted to a reputable commercial overnight delivery service for next day delivery, or when sent on a Business Day prior to 5:00 p.m. (Los Angeles, California time) by telecopy addressed to the party to which such notice is directed at its address determined as provided in this
Section 11.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

               (i)   If to the Borrower or its Subsidiaries, to it (or them) at:

                     Great Western Directories, Inc.
                     390 South Woodmill Road
                     Suite 150
                     St. Louis, Missouri  63017
                     Attn:   Mr. William H. Zimmer, III
                             Ms. Melissa Spear
                     Facsimile: (314) 205-8141

                     WITH COPY TO:

                     Blackwell, Sanders, Peper & Martin LLP
                     720 Olive Street, Suite 2400
                     St. Louis, Missouri  63101
                     Attn:    Craig Adoor, Esq.
                              Matt Geekie, Esq.
                              Deborah Conrad, Esq.
                     Facsimile: (314) 345-6060

              (ii)   If to the Administrative Agent, to it at:

                     Bank of America National Trust and Savings Association 555 S. Flower Street
                     11th Floor, Unit 3283
                     Los Angeles, California  90071
                     Attn:    George Hausler
                     Facsimile: (213) 228-2641

                     WITH A COPY TO:

                     Powell, Goldstein, Frazer & Murphy LLP
                     Sixteenth Floor
                     191 Peachtree Street, N.E.
                     Atlanta, Georgia  30303
                     Attn:  Douglas S. Gosden, Esq.
                     Facsimile: (404) 572-6999

             (iii)   If to the Lenders, to them at the addresses set forth on
SCHEDULE 7 hereto.

The failure to provide copies shall not affect the validity of the notice given to the primary recipient.

                  (b) Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving ten (10) days' written notice of such change to the other parties.

         Section 11.2 EXPENSES. The Borrower will promptly pay, or reimburse:

                  (a) all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, and the transactions contemplated hereunder and thereunder and the making of the initial Advance hereunder (whether or not such Advance is made), including, but not limited to, the reasonable fees and disbursements of Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, special counsel for the Administrative Agent; and

                  (b) all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Lenders of enforcement under this Agreement or the other Loan Documents and all reasonable out-of-pocket costs and expenses of collection if an Event of Default occurs in the payment of the Notes, which in each case shall include reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent and the Lenders.

         Section 11.3 WAIVERS. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent, the Required Lenders, or the Lenders, or any of them, in exercising any right, shall operate as a waiver of such right. The Administrative Agent and the Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any future funding of a Request for Advance. In the event the Lenders decide to fund a Request for Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Lenders shall not be deemed to constitute an undertaking by the Lenders to fund any further Request for Advance or preclude the Lenders or the Administrative Agent from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Administrative Agent, the Lenders, or the Required Lenders, shall not constitute a modification of this Agreement or any other Loan Document, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing at variance with the terms of this Agreement or any other Loan Document such as to require further notice of their intent to require strict adherence to the terms of this Agreement or any other Loan Document in the future.

         Section 11.4 SET-OFF. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent and each of the Lenders are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by any Lender or Administrative Agent, to or for the credit or the account of the Borrower or any of its Subsidiaries, against and on account of the obligations and liabilities of the Borrower to the Lenders and the Administrative Agent, including, but not limited to, all Obligations and any other claims of any nature or description arising out of or connected with this Agreement, the Notes or any other Loan Document, irrespective of whether (a) any Lender or Administrative Agent shall have made any demand hereunder or (b) any Lender or Administrative Agent shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Section 8.2 hereof and although such obligations and liabilities or any of them shall be contingent or unmatured. Upon direction by the Administrative Agent with the consent of all of the Lenders each Lender holding deposits of the Borrower or any of its Subsidiaries shall exercise its set-off rights as so directed.

         Section 11.5 ASSIGNMENT.

                  (a) The Borrower may not assign or transfer any of its rights or obligations hereunder, under the Notes or under any other Loan Document without the prior written consent of each Lender.
                  (b) Each Lender may sell (i) assignments of any amount of its interest hereunder to any Lender, or (ii) assignments or participations of one hundred percent (100%) (or, with the consent of the Borrower, a smaller percentage) of its interest hereunder to (A) one or more wholly-owned Affiliates of such Lender (PROVIDED that, if such Affiliate is not a financial institution, such Lender shall be obligated to repurchase such assignment if such Affiliate is unable to honor its obligations hereunder), or (B) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank (no assignment shall relieve such Lender from its obligations hereunder).

                  (c) Each of the Lenders may at any time enter into assignment agreements or participations with one or more other banks or other Persons pursuant to which each Lender may assign or participate its interest under this Agreement and the other Loan Documents, including, its interest in any particular Advance or portion thereof, PROVIDED that (1) all assignments (other than assignments described in Section 11.5(b) hereof) shall be in minimum principal amounts of the LESSER of (X) $5,000,000, and (Y) the amount of such Lender's Commitment, and (2) all assignments (other than assignments described in Section 11.5(b) hereof) and participations hereunder shall be subject to the following additional terms and conditions:

                        (i) No assignment shall be sold without the prior consent of the Administrative Agent and prior to the occurrence and continuation of an Event of Default, the consent of the Borrower, which consents shall not be unreasonably withheld;

                       (ii) Any Person purchasing a participation or an assignment of any portion of the Loans from any Lender shall be required to represent and warrant that its purchase shall not constitute a "prohibited transaction" (as defined in Section 4.1(m) hereof);

                      (iii) The Borrower, the Lenders, and the Administrative Agent agree that assignments permitted hereunder (including the assignment of any Advance or portion thereof) may be made with all voting rights, and shall be made pursuant to an Assignment and Assumption Agreement. An administrative fee of $3,500 shall be payable to the Administrative Agent by the assigning Lender at the time of any assignment under this Section 11.5(b);

                       (iv) No participation agreement shall confer any rights under this Agreement or any other Loan Document to any purchaser thereof, or relieve any issuing Lender from any of its obligations under this Agreement, and all actions hereunder shall be conducted as if no such participation had been granted; PROVIDED, HOWEVER, that any participation agreement may confer on the participant the right to approve or disapprove decreases in the interest rate, increases in the principal amount of the Loans participated in by such participant, decreases in fees, extensions of the Maturity Date, or other principal payment date for the Loans and releases of Collateral;

                        (v) Each Lender agrees to provide the Administrative Agent and the Borrower with prompt written notice of any issuance of participations in or assignments of its interests hereunder;

                       (vi) No assignment, participation or other transfer of any rights hereunder or under the Notes shall be effected that would result in any interest requiring registration under the Securities Act of 1933, as amended, or qualification under any state securities law;

                      (vii) No such assignment may be made to any bank or other financial institution (x) with respect to which a receiver or conservator (including, without limitation, the Federal Deposit Insurance Corporation, the Resolution Trust Company or the Office of Thrift Supervision) has been appointed or (y) that is not "adequately capitalized" (as such term is defined in Section 131(b)(1)(B) of the Federal Deposit Insurance Corporation Improvement Act as in effect on the Agreement Date); and

                     (viii) If applicable, each Lender shall, and shall cause each of its assignees to, provide to the Administrative Agent on or prior to the effective date of any assignment an appropriate Internal Revenue Service form as required by Applicable Law supporting such Lender's or assignee's position that no withholding by the Borrower or the Administrative Agent for United States. income tax payable by such Bank or assignee in respect of amounts received by it hereunder is required. For purposes of this Agreement, an appropriate Internal Revenue Service form shall mean Form 1001 (Ownership Exemption or Reduced Rate Certificate of the United States. Department of Treasury), or Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States), or any successor or related forms adopted by the relevant United States taxing authorities.

                  (d) Except as specifically set forth in Section 11.5(b) or (c) hereof, nothing in this Agreement or the Notes, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or the Notes.

                  (e) In the case of any participation, all amounts payable by the Borrower under the Loan Documents shall be calculated and made in the manner and to the parties hereto as if no such participation had been sold.

                  (f) The provisions of this Section 11.5 shall not apply to any purchase of participations among the Lenders pursuant to Section 2.10 hereof.

                  (g) A Lender may furnish any information concerning the Borrower in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) subject, however, to and so long as the recipient agrees in writing to be bound by the provision of Section 11.19 hereof. In addition, the Administrative Agent may furnish any information concerning any Obligor or any of its Affiliates in the Administrative Agent's possession to any Affiliate of Administrative Agent, subject, however, to the provisions of Section 11.19 hereof. The Obligors shall assist any Lender in effectuating any assignment or participation pursuant to this Section 11.5 hereof (including during syndication) in whatever manner such Lender reasonably deems necessary, including participation in meetings with prospective transferees.

         Section 11.6 ACCOUNTING PRINCIPLES. All references in this Agreement to GAAP shall be to such principles as in effect from time to time. All accounting terms used herein without definition shall be used as defined under GAAP. All references to the financial statements of the

Borrower and to its EBITDA, Interest Expense and Total Debt, and other such terms shall be deemed to refer to such items of the Borrower and its Subsidiaries, on a fully consolidated basis.

         Section 11.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

         Section 11.8 GOVERNING LAW. This Agreement and the Notes shall be construed in accordance with and governed by the internal laws of the State of California applicable to agreements made and to be performed in California. If any action or proceeding shall be brought by the Administrative Agent or any Lender hereunder or under any other Loan Document in order to enforce any right or remedy under this Agreement or under any Note or any other Loan Document, the Borrower hereby consents and will, and the Borrower will cause each Subsidiary to, submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of California on the date of this Agreement. The Borrower, for itself and on behalf of its Subsidiaries, hereby agrees that, to the extent permitted by Applicable Law, service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrower at the address given in Section 11.1 hereof and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Borrower agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Applicable Law.

         Section 11.9 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 11.10 INTEREST.

                  (a) In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by the Administrative Agent or any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Administrative Agent or such Lender, in writing, that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Administrative Agent and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

                  (b) Notwithstanding the use by the Lenders of the Base Rate and the LIBOR as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates related to such reference rates.

         Section 11.11 TABLE OF CONTENTS AND HEADINGS. The Table of Contents and the headings of the various subdivisions used in this Agreement are for convenience only and shall not in any way modify or amend any of the terms or provisions hereof, nor be used in connection with the interpretation of any provision hereof.

         Section 11.12 AMENDMENT AND WAIVER. Neither this Agreement nor any Loan Document nor any term hereof or thereof may be amended orally, nor may any provision hereof or thereof be waived orally but only by an instrument in writing signed by or at the direction of the Required Lenders and, in the case of an amendment, by the Borrower, except that in the event of (a) any increase in the amount of any Lender's portion of the Commitment, (b) any delay or extension in the terms of repayment of the Loans provided in Section 2.4 or 2.6 hereof, (c) any reduction in principal, interest or fees due hereunder or postponement of the payment thereof without a corresponding payment of such principal, interest or fee amount by the Borrower, (d) any release of any portion of the Collateral for the Loans, except under Section 7.4 hereof or as permitted under the Parent Guaranty, (e) any waiver of any Default due to the failure by the Borrower to pay any sum due to any of the Lenders hereunder, (f) any release of any Guaranty of all or any portion of the Obligations, except in connection with a merger, sale or other disposition otherwise permitted hereunder (in which case, such release shall require no further approval by the Lenders or as permitted under the Parent Guaranty), (g) any amendment to the pro rata treatment of the Lenders set forth in Section 2.10 hereof, or (h) any amendment of this Section 11.12, of the definition of Required Lenders, or of any Section herein to the extent that such Section requires action by all Lenders, any amendment or waiver or consent may be made only by an instrument in writing signed by each of the Lenders and, in the case of an amendment, by the Borrower. Any amendment to any provision hereunder governing the rights, obligations, or liabilities of the Administrative Agent in its capacity as such, may be made only by an instrument in writing signed by such affected Person and by each of the Lenders.

         Section 11.13 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement and the other documents described or contemplated herein will embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

         Section 11.14 OTHER RELATIONSHIPS. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of the Administrative Agent and each Lender to enter into or maintain business relationships with the Borrower or any of its Affiliates beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

         Section 11.15 DIRECTLY OR INDIRECTLY. If any provision in this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

         Section 11.16 RELIANCE ON AND SURVIVAL OF VARIOUS PROVISIONS. All covenants, agreements, statements, representations and warranties made herein or in any certificate delivered pursuant hereto (i) shall be deemed to have been relied upon by the Administrative Agent and each of the Lenders notwithstanding any investigation heretofore or hereafter made by them, and (ii) shall survive the execution and delivery of the Notes and shall continue in full force and effect so long as any Note is outstanding and unpaid. Any right to indemnification hereunder, including, without limitation, rights pursuant to Sections 2.10, 2.12, 5.11, 10.3 and 11.2 hereof, shall survive the termination of this Agreement and the payment and performance of all Obligations for three hundred and sixty-five (365) days after the termination of this Agreement and the payment and performance of all Obligations.

         Section 11.17 OBLIGATIONS SEVERAL. The obligations of the Administrative Agent and each of the Lenders hereunder are several, not joint.

         Section 11.18 CONFIDENTIALITY. Each Lender agrees to keep confidential information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's employees, representatives, directors, attorneys, auditors, agents, professional advisors, trustees or affiliates who are advised of the confidential nature of such information or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provision of this Section 11.19), (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source of such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law (including applicable securities laws), regulation, subpoena or judicial order or process (PROVIDED that notice of such requirement or order shall be promptly furnished to the Borrower unless such notice is legally prohibited) or requested or required by bank, securities, insurance or investment company regulations or auditors or any administrative body or commission (including the Securities Valuation Office of the National Association of Insurance Commissioners) to whose jurisdiction such Lender may be subject, (d) to any rating agency to the extent required in connection with any rating to be assigned to such Lender, (e) to assignees or participants or prospective assignees or participants who agree to be bound by the provisions of this Section 11.19, (f) to the extent required in connection with any litigation between any Obligor and any Lender with respect to the Loans or this Agreement and the other Credit Documents or (g) with the Borrower's prior written consent.

                                   ARTICLE 12

                              WAIVER OF JURY TRIAL

         Section 12.1 WAIVER OF JURY TRIAL. THE BORROWER, FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES, AND THE ADMINISTRATIVE AGENT AND THE LENDERS, HEREBY AGREE, TO THE EXTENT PERMITTED BY LAW, TO WAIVE AND HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE BORROWER, ANY OF THE BORROWER'S SUBSIDIARIES, ANY OF THE LENDERS, THE ADMINISTRATIVE AGENT OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, ANY OF THE NOTES OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS SECTION 12.1. EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION 12.1, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NEITHER ANY REPRESENTATIVE, AGENT OR ATTORNEY OF THE ADMINISTRATIVE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND
(ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.1. THE PROVISIONS OF THIS SECTION 12.1 HAVE BEEN FULLY DISCLOSED BY AND TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 12.1 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.


                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed by their duly authorized officers, all as of the day and year first above written.


BORROWER:                               GREAT WESTERN DIRECTORIES, INC.

                                        By:
                                             --------------------------------

                                                 Name:
                                                      -------------------------

                                                 Title:
                                                       ------------------------



ADMINISTRATIVE AGENT:                   BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION

                                        By:
                                             --------------------------------

                                                 Name:
                                                      -------------------------

                                                 Title:
                                                       ------------------------



LENDERS:                                BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION


                                        By:
                                             --------------------------------

                                                 Name:
                                                      -------------------------

                                                 Title:
                                                       ------------------------

                                   SCHEDULE 1

               DESCRIPTION OF OWNERSHIP INTERESTS OWNED BY PLEDGOR


                        100% of capital stock of each of:

                        Great Western Directories, Inc.;
                                 FirsTel, Inc.;
                       Feist Long Distance Service, Inc.;
                             Telecom Resources, Inc.
                                       and
                           Valu-Line of Longview, Inc.

                              AFFILIATE'S GUARANTY

                            (TELECOM RESOURCES, INC.)

     THIS AFFILIATE'S GUARANTY (the "GUARANTY") is made as of the 14th day of May, 1999, by TELECOM RESOURCES, INC. (the "GUARANTOR"), in favor of the Lenders (as defined in the Loan Agreement described below) and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent (the "ADMINISTRATIVE AGENT") for itself and on behalf of the Lenders.

                              W I T N E S S E T H:

     WHEREAS, Great Western Directories, Inc. (the "BORROWER"), the Lenders and the Administrative Agent are all parties to that certain Loan Agreement dated as of even date herewith (as amended, restated or supplemented from time to time, the "LOAN AGREEMENT"); and

     WHEREAS, pursuant to the terms of the Loan Agreement, the Guarantor is required to execute and deliver this Guaranty; and

     WHEREAS, the Guarantor and the Borrower are subsidiaries of Advanced Communications Group Inc, (the "PARENT"); and

     WHEREAS, the Parent, the Borrower and the Guarantor are mutually dependent on each other in the conduct of their respective businesses as an integrated operation, and the Borrower's ability to obtain financing needed from time to time is dependent, in part, on the ability of the Guarantor to supply capital or obtain financing, including, without limitation this Guaranty; and

     WHEREAS, the Guarantor has determined that its execution, delivery and performance of this Guaranty directly benefit, and are within the corporate purposes and in the best interests of, the Guarantor; and

     WHEREAS, as a condition to the extension of the Loans by the Lenders and pursuant to the Loan Agreement, the Lenders have required the Guarantor to, and the Guarantor is willing to, execute this Guaranty guaranteeing the payment and performance by the Borrower of its obligations and covenants under the Loan Agreement, the Notes and the other Loan Documents (the Loan Agreement, the Notes and the other Loan Documents, as executed on the date hereof and as they may be amended, modified or extended from time to time being hereinafter referred to collectively as the "GUARANTEED AGREEMENTS"); and

     WHEREAS, capitalized terms used herein and not otherwise defined shall be used as defined in the Loan Agreement;

     NOW, THEREFORE, in consideration of the above premises, Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby unconditionally guarantees to the Lenders and the Administrative Agent full and prompt payment and performance when due whether at maturity, by acceleration or otherwise of all Obligations under the Loan Agreement. Each Obligation shall rank PARI PASSU with each other Obligation.

     The Guarantor hereby further agrees, for the benefit of the Lenders and the Administrative Agent, that:

     1. OBLIGATIONS SEVERAL. Regardless of whether any proposed guarantor or any other Person or Persons is, are or shall become in any other way responsible to the Lenders and the Administrative Agent, or any of them, for or in respect of the Obligations or any part thereof, and regardless of whether or not any Person or Persons now or hereafter responsible to the Lenders and the Administrative Agent, or any of them, for the Obligations or any part thereof, whether under this Guaranty or otherwise, shall cease to be so liable, the Guarantor hereby declares and agrees that this Guaranty is and shall continue to be a several obligation, shall be a continuing guaranty and shall be operative and binding, and that the Guarantor shall have no right of subrogation with respect to this Guaranty until the Obligations have been paid and satisfied in full.

     2. GUARANTY FINAL. Upon the execution and delivery of this Guaranty to the Administrative Agent, this Guaranty shall be deemed to be finally executed and delivered by the Guarantor and shall not be subject to or affected by any promise or condition affecting or limiting the Guarantor's liability, and no statement, representation, agreement or promise on the part of the Lenders and the Administrative Agent, the Borrower, or any of them, or any officer, employee or agent thereof, unless contained herein forms any part of this Guaranty or has induced the making hereof or shall be deemed in any way to affect the Guarantor's liability hereunder.

     3. AMENDMENT AND WAIVER. No alteration or waiver of this Guaranty or of any of its terms, provisions or conditions shall be binding upon the Persons against whom enforcement is sought unless made in writing and signed by an authorized officer of such Person.

     4. DEALINGS WITH BORROWER. The Lenders and the Administrative Agent, or any of them, may, from time to time, without exonerating or releasing the Guarantor in any way under this Guaranty, (i) take such further or other security or securities for the Obligations or any part thereof as the Lenders and the Administrative Agent, or any of them, may deem proper, consistent with the Loan Agreement, or (ii) release, discharge, abandon or otherwise deal with or fail to deal with any guarantor of the Obligations or any security or securities therefor or any part thereof now or hereafter held by the Lenders and the Administrative Agent, or any of them, or (iii) consistent with the Loan Agreement, amend, modify, extend, accelerate or waive in any manner any of the provisions, terms, or conditions of the Guaranteed Agreements, all as the Lenders and the Administrative Agent, or any of them, may consider expedient or appropriate in their sole discretion. Without limiting the generality of the foregoing, or of Section 10 hereof, it is understood that the Lenders and the Administrative Agent, or any of them, may, without exonerating or releasing the Guarantor, give up, or modify or abstain from perfecting or taking advantage of any security for the Obligations and accept or make any compositions or arrangements, and realize upon any security for the Obligations when, and in such manner, as the

Lenders and the Administrative Agent, or any of them, may deem expedient, consistent with the Loan Agreement, all without notice to the Guarantor, except as required by Applicable Law.

     5. GUARANTY UNCONDITIONAL. The Guarantor acknowledges and agrees that no change in the nature or terms of the Obligations or any of the Guaranteed Agreements, or other agreements, instruments or contracts evidencing, related to or attendant with the Obligations (including any novation), nor any determination of lack of enforceability thereof, shall discharge all or any part of the liabilities and obligations of the Guarantor pursuant to this Guaranty; it being the purpose and intent of the Guarantor, the Lenders and the Administrative Agent that the covenants, agreements and all liabilities and obligations of the Guarantor hereunder are absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, the Guarantor agrees that until each and every one of the covenants and agreements of this Guaranty is fully performed, the Guarantor's undertakings hereunder shall not be released, in whole or in part, by any action or thing which might, but for this paragraph of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission of the Lenders and the Administrative Agent, or any of them, or their failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Lenders and the Administrative Agent, or any of them, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, the Guarantor or by reason of any further dealings between the Borrower, the Lenders and the Administrative Agent, or any of them, or any other guarantor or surety, and the Guarantor, to the extent permitted by Applicable Law, hereby expressly waives and surrenders any defense to its liability hereunder, or any right of counterclaim or offset of any nature or description which it may have or which may exist based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements or waivers.

     6. SET-OFF. The Lenders and the Administrative Agent, or any of them, may, without demand or notice of any kind upon or to the Guarantor, at any time or from time to time when any amount shall be due and payable hereunder by the Guarantor, if the Borrower shall not have timely paid its Obligations, set off and appropriate any property, balances, credit accounts or moneys of the Guarantor (other than those held in a trust) in the possession of the Lenders and the Administrative Agent, or any of them, or under the control of any of them for any purpose, which property, balances, credit accounts or moneys shall thereupon be turned over and remitted to the Administrative Agent, to be held and applied to the Obligations by the Administrative Agent in accordance with the Loan Agreement, and the Guarantor hereby grants to the Lenders and the Administrative Agent, a security interest in all such property. The Administrative Agent shall give written notice to the Borrower of the exercise of any of the foregoing rights within one (1) Business Day following the exercise thereof.

     7. MAXIMUM GUARANTEED AMOUNT. The creation or existence from time to time of Obligations in excess of the amount committed to or outstanding on the date of this Guaranty is hereby authorized by the Guarantor, without notice to the Guarantor, and shall in no way impair or affect this Guaranty or the rights of the Lenders and the Administrative Agent, or any of them, herein. Anything in this Guaranty to be contrary notwithstanding, it is the intention of the Guarantor, the Lenders and the Administrative Agent, that the Guarantor's obligations hereunder shall be, but not in excess of, the Maximum Guaranteed Amount. The "MAXIMUM GUARANTEED AMOUNT" shall mean the greater of (a) the amount of economic benefit received (directly or indirectly) by the Guarantor pursuant to the Loan Agreement and the other Loan Documents, and (b) the maximum amount which could be paid out by the Guarantor without rendering this Guaranty void or voidable under Applicable Law including, without limitation, (i) Title 11 of the United States Code, as amended, and (ii) applicable state law regarding fraudulent conveyances.

     8. BANKRUPTCY. Upon the bankruptcy or winding up or other distribution of assets of the Borrower or any Subsidiary of the Borrower or of any surety or guarantor for the Obligations, the rights of the Lenders and the Administrative Agent, or any of them, against the Guarantor shall not be affected or impaired by the omission of the Lenders and the Administrative Agent, or any of them, to prove its or their claim, as appropriate, or to prove its or their full claim, as appropriate, and the Lenders and the Administrative Agent may prove such claims as they see fit and may refrain from proving any claim and in their respective discretion they may value as they see fit or refrain from valuing any security held by the Lenders and the Administrative Agent, or any of them, without in any way releasing, reducing or otherwise affecting the liability to the Lenders and the Administrative Agent of the Guarantor.

     9. APPLICATION OF PAYMENTS. Any amount received by the Lenders and the Administrative Agent, or any of them, from whatsoever source and applied toward the payment of the Obligations shall be applied in such order of application as is set forth in the Loan Agreement.

     10. WAIVERS BY GUARANTOR. The Guarantor hereby expressly waives, to the extent permitted by Applicable Law: (a) notice of acceptance of this Guaranty,
(b) notice of the existence or creation of all or any of the Obligations, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, (d) all diligence in collection or protection of or realization upon the Obligations or any part thereof, any obligation hereunder, or any security for any of the foregoing and (e) all rights of subrogation, indemnification, contribution and reimbursement against the Borrower, all rights to enforce any remedy the Lenders and the Administrative Agent, or any of them, may have against the Borrower and any benefit of, or right to participate in, any collateral or security now or hereinafter held by the Lenders and the Administrative Agent, or any of them, in respect of the Obligations, until payment in full of the Obligations. Any money received by the Guarantor in violation of this Section 10 shall be held in trust by the Guarantor for the benefit of the Lenders and the Administrative Agent. If a claim is ever made upon the Lenders and the Administrative Agent, or any of them, for the repayment or recovery of any amount or amounts received by any of them in payment of any of the Obligations and such Person repays all or part of such amount by reason of (a) any judgment, decree, or order of any court or administrative body having jurisdiction over such Person or any of its property, or (b) any good faith settlement or compromise of any such claim effected by such Person with any such claimant, including, without limitation, the Borrower, then in such event the Guarantor agrees that any such judgment, decree, order, settlement, or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Obligations, and the Guarantor shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.

     11. ASSIGNMENT BY THE LENDERS AND THE ADMINISTRATIVE AGENT. To the extent permitted under the Loan Agreement, the Lenders and the Administrative Agent may each, and without notice of any kind, except as otherwise required by the Loan Agreement, sell, assign or transfer all or any of the Obligations, and in such event each and every immediate and successive assignee, transferee, or holder of all or any of the Obligations, shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee or holder as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits.

     12. REMEDIES CUMULATIVE. No delay by the Lenders and the Administrative Agent, or any of them, in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lenders and the Administrative Agent, or any of them, of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action by the Lenders and the Administrative Agent, or any of them, permitted hereunder shall in any way impair or affect this Guaranty. For the purpose of this Guaranty, the Obligations shall include, without limitation, all Obligations of the Borrower to the Lenders and the Administrative Agent notwithstanding any right or power of any third party, individually or in the name of the Borrower or any other Person, to assert any claim or defense as to the invalidity or unenforceability of any such Obligation, and no such claim or defense shall impair or affect the obligations of the Guarantor hereunder.

     13. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon the Guarantor, its successors and assigns and inure to the benefit of the successors and assigns of the Guarantor, the Lenders and the Administrative Agent. The Guarantor shall not assign its rights or obligations under this Guaranty without the consent of all the Lenders and the Administrative Agent, nor shall the Guarantor amend this Guaranty, without the consent of the Administrative Agent and the Required Lenders.

     14. MISCELLANEOUS. This is a Guaranty of payment and not of collection. In the event of a demand upon the Guarantor under this Guaranty, the Guarantor shall be held and bound to the Lenders and the Administrative Agent directly as debtor in respect of the payment of the amounts hereby guaranteed. All reasonable costs and expenses, including, without limitation, attorneys' fees and expenses, incurred by the Lenders and the Administrative Agent, or any of them, in obtaining performance of or collecting payments due under this Guaranty shall be deemed part of the Obligations guaranteed hereby. Any notice or demand which the Lenders and the Administrative Agent, or any of them, may wish to give shall be served upon the Guarantor in the fashion prescribed for notices in
Section 11.1 of the Loan Agreement in care of the Borrower at the address for the Borrower set forth in or otherwise provided pursuant to Section 11.1 of the Loan Agreement, and the notice so sent shall be deemed to be served as set forth in Section 11.1 of the Loan Agreement.

     15. LOANS BENEFIT GUARANTOR. The Guarantor expressly represents and acknowledges that any financial accommodations by the Lenders and the Administrative Agent, or any of them, to the Borrower, including, without limitation, the extension of the Loans, are and will be of direct interest, benefit and advantage to the Guarantor.

     16. SOLVENCY. The Guarantor expressly represents and warrants that as of the date hereof and after giving effect to the transactions contemplated by the Loan Documents (a) the property of the Guarantor, at a fair valuation, will exceed its debt; (b) the capital of the Guarantor will not be unreasonably small to conduct its business; (c) the Guarantor will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature; and (d) the present fair salable value of the assets of the Guarantor will be materially greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured. For purposes of this Section 20, "debt" means any liability on a claim, and "claim" means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

     17. VISITS AND INSPECTIONS. The Guarantor covenants and agrees that so long as any amount is owing on account of Obligations or otherwise pursuant to this Guaranty, the Guarantor shall permit representatives of the Lenders and the Administrative Agent, or any of them, to visit and inspect properties of the Guarantor to the extent set forth in Section 5.8 of the Loan Agreement.

     18. GOVERNING LAW. This Guaranty shall be construed in accordance with and governed by the internal laws of the State of California applicable to contracts made and to be performed in the State of California.

     19. JURISDICTION AND VENUE. If any action or proceeding shall be brought by the Agent in order to enforce any right or remedy under this Guaranty, the Guarantor hereby consents to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of California on the date of this Guaranty. The Guarantor hereby agrees, to the extent permitted by Applicable Law that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrower, as set forth in or otherwise provided pursuant to Section 11.1 of the Loan Agreement, and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Guarantor agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Applicable Law.

     20. WAIVER OF JURY TRIAL. EACH OF THE GUARANTOR, THE ADMINISTRATIVE AGENT AND THE LENDERS WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF THIS GUARANTY.

     21. TIME OF THE ESSENCE. Time is of the essence with regard to the Guarantor's performance of its obligations hereunder.

     22. ADMINISTRATIVE AGENT. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the "Administrative Agent" shall be a reference to the Administrative Agent for the benefit of all the Lenders and the Administrative Agent, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Administrative Agent for the benefit of and on behalf of itself and the Lenders.

     23. RATIFICATIONS. The Guarantor hereby ratifies and affirms each representation, warranty, covenant and other agreement made on its behalf by the Borrower in the Loan Agreement.

     24. FCC CONSENT. Notwithstanding anything herein which may be construed to the contrary, no action shall be taken by any of the Lenders and the Administrative Agent with respect to the Licenses (as defined in the Parent Guaranty) (or any Collateral relating to such Licenses as defined in the Parent Guaranty) unless and until all requirements of Applicable Law, including, without limitation, any state law, or any required approval under the Communications Act, and any applicable rules and regulations thereunder, requiring the consent to or approval of such action by the FCC or any governmental or other authority, have been satisfied. The Guarantor covenants that upon request of any of the Lenders and the Administrative Agent after and during the continuance of an Event of Default it will cause to be filed such applications and take such other action as may be requested by such Person or Persons to obtain consent or approval of the FCC or any governmental or other authority which has granted any License (as defined in the Parent Guaranty) to the Guarantor to any action contemplated by this Agreement and to give effect to the Security Interest of the Administrative Agent, including, without limitation, the execution of an application for consent by the FCC to a change in ownership or control pursuant to the provisions of the Communications Act. To the extent permitted by Applicable Law, the Administrative Agent is hereby irrevocably appointed the true and lawful attorney-in-fact of the Guarantor, in its name and stead, to execute and file, upon the occurrence and during the continuance of an Event of Default after ten (10) Business Days prior notice to Guarantor, all necessary applications with the FCC and with any governmental or other authority. The power of attorney granted herein is coupled with an interest and shall be irrevocable for so long as any of the Obligations remains unpaid or unperformed or any of the Lenders have any obligation to make Advances under the Loan Agreement, regardless of whether the conditions precedent to the making of any such Advances has been or can be fulfilled.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed by an Authorized Signatory as of the date first above written.


GUARANTOR:                          TELECOM RESOURCES, INC.


                                    By: ________________________________
                                        Name: __________________________
                                        Title: _________________________

                         AFFILIATE'S SECURITY AGREEMENT

                            (TELECOM RESOURCES, INC.)


     THIS AFFILIATE'S SECURITY AGREEMENT (this "AGREEMENT") is made as of this 14th day of May, 1999, by and between TELECOM RESOURCES, INC. (the "AFFILIATE") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent (the "ADMINISTRATIVE AGENT") for itself and on behalf of the Lenders (as defined in the Loan Agreement described below).

                              W I T N E S S E T H:

     WHEREAS, the Great Western Directories, Inc. (the "BORROWER"), the Lenders and the Administrative Agent are all parties to that certain Loan Agreement dated as of even date herewith (as the same may be amended, modified or supplemented from time to time, the "LOAN AGREEMENT"); and

     WHEREAS, pursuant to the terms of the Loan Agreement, the Affiliate is required to execute and deliver this Agreement; and

     WHEREAS, the Affiliate and the Borrower are subsidiaries of the Advanced Communications Group, Inc. (the "PARENT"); and

     WHEREAS, the Parent, the Borrower and the Affiliate are all mutually dependent on each other in the conduct of their respective businesses as an integrated operation, and the Affiliate has as one of its corporate purposes assisting the Borrower to obtain financing needed from time to time by the Affiliate, the Borrower and the Parent; and

     WHEREAS, the Borrower's ability to obtain such financing is dependent, in part, on the successful operations of the properties owned by the Affiliate; and

     WHEREAS, the Affiliate has determined that its execution, delivery and performance of this Agreement directly benefit, and are within the corporate purposes and in the best interests of, the Affiliate;

     NOW, THEREFORE, in consideration of the foregoing and to secure the payment and performance of, among other things, the obligations of the Affiliate under that certain Affiliate Guaranty dated as of even date herewith (as amended, modified or supplemented from time to time, the "AFFILIATE GUARANTY") and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. SECURITY INTEREST. The Affiliate hereby grants and assigns to the Administrative Agent, for itself and on behalf of the Lenders, a continuing security interest in and security title to (hereinafter referred to as the "SECURITY INTEREST") all of its property whether now owned or hereafter created, acquired or reacquired, including, without limitation, the Affiliate's right, title and interest in and to the property described below and all substitutions therefor, accessions thereto and improvements thereon:

     INVENTORY

          All of the Affiliate's inventory of whatsoever nature and kind and wheresoever situated, including, without limitation, raw materials, components, work in process, finished goods, goods in transit and packing and shipping materials, accretions and accessions thereto, trust receipts and similar documents covering the same products (the "INVENTORY");

     EQUIPMENT

          All machinery and equipment and supplies (installed and uninstalled) not included in Inventory above, motor vehicles (other than leased motor vehicles) and all accretions and accessions thereto, any distribution systems and components thereof, and any other equipment used in connection with the Affiliate's business or otherwise owned by Affiliate; (the "EQUIPMENT");

     ACCOUNTS

          All right to payment for goods sold or leased or for services rendered which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance, including, without limitation, all agreements with customers, and all books and records recording, evidencing or relating to such accounts or any part thereof (the "ACCOUNTS");

     CONTRACTS AND LEASES

          (a) All material construction, subscriber, customer service, management and capacity agreements and contracts, rights of way, easements and service and public utility contracts to which the Affiliate is a party, whether now existing or hereafter arising (the "CONTRACTS");

          (b) all lease agreements for real property or personal property to which the Affiliate is a party (the "LEASES"), whether now existing or hereafter arising; and

          (c) all other contracts and contractual rights, remedies or provisions now existing or hereafter arising in favor of the Affiliate, together with all amendments thereto and all other documents executed in connection therewith (the "OTHER CONTRACTS");

     GENERAL INTANGIBLES

          All general intangibles including personal property not included above, such as, without limitation, all goodwill, trademarks, tradenames, industrial designs, other industrial or intellectual property or rights therein, whether under license or otherwise, programs, software, software codes, programming material and tax refunds (the "INTANGIBLES");

     MEMBERSHIP INTERESTS

          All membership rights, privileges and interests of the Affiliate in any Person, including, without limitation, (a) the right to receive distributions at any time or from time to time in cash or other property,
     (b) the right to any specific property of such Person, if any, and (c) all of the Affiliate's right to participate in the management of such Person (collectively, the "MEMBERSHIP INTERESTS");

     INVESTMENT PROPERTY

          All investment property, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts (collectively, the "INVESTMENT PROPERTY");

     FURNITURE AND FIXTURES

          All furniture and fixtures in which the Affiliate has an interest (the "FURNITURE AND FIXTURES");

     MISCELLANEOUS ITEMS

          All goods, chattel paper, documents, instruments, choses in action, claims, money, deposits, certificates of deposit, stock or share certificates and licenses and other rights in intellectual property, and other tangible personal property not included above ("MISCELLANEOUS ITEMS"); and

     PROCEEDS

          All proceeds of any of the above, and all proceeds of any loss of, damage to or destruction of the above, whether insured or not insured, and all other proceeds of any sale, lease or other disposition of any property or interest therein referred to above, together with all proceeds of any policies of insurance covering any or all of the above, the proceeds of any award in condemnation with respect to any of the property of the Affiliate, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds (the "PROCEEDS").

The Inventory, Equipment, Accounts, Contracts, Other Contracts, Leases, Intangibles, Furniture and Fixtures, Membership Interests, Investment Property, Miscellaneous Items and Proceeds thereof, as described above, are hereinafter collectively referred to as the "COLLATERAL." This Agreement and the Security Interest secure payment of all of the Affiliate's obligations under the Affiliate Guaranty. Notwithstanding anything to the contrary contained in the foregoing provisions of this Section 1, the types or items of Collateral shall not include any rights or interest in any contract, lease, authorization, permit or license agreement covering real or personal property of the Affiliate, or to which the Affiliate is a party, if under the terms of such contract, lease, authorization, permit or license agreement, or Applicable Law with respect thereto, the valid grant of a security interest or lien therein to the Administrative Agent is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, permit or license agreement has not been or is not otherwise obtained; PROVIDED THAT the foregoing exclusion shall in no way be construed (a) to apply if any party to such prohibition is unenforceable under Section 9-318 of the Uniform Commercial Code or other Applicable Law or (b) so as to limit, impair or otherwise affect the Administrative Agent's unconditional continuing security interests in and liens upon any rights or interests of the Affiliate in or to monies due or to become due under any such contract, authorization, lease, permit or license agreement.

     2. DEFINITIONS. Unless otherwise defined or limited herein, terms defined in the Loan Agreement are used herein as therein defined.

     3. FURTHER ASSURANCES. The Affiliate hereby authorizes the Administrative Agent to file such financing statements and such other documents as the Administrative Agent may deem necessary or desirable to protect or perfect the interest of the Administrative Agent and the Lenders in the Collateral, and to the extent now or hereafter permitted by Applicable Law, the Affiliate further irrevocably appoints the Administrative Agent (for itself and on behalf of the Lenders) as the Affiliate's attorney-in-fact, with power of attorney to execute on behalf of the Affiliate such Uniform Commercial Code financing statement amendment forms as the Administrative Agent, may from time to time deem necessary or desirable to protect or perfect such interest. Such power of attorney is coupled with an interest and shall be irrevocable for so long as any of the Obligations remains unpaid or unperformed or any of the Lenders have any obligation to make Advances under the Loan Agreement, regardless of whether the conditions precedent to the making of any such Advances have been or can be fulfilled. In addition, the Affiliate agrees to make, execute, deliver or cause to be done, executed and delivered, from time to time, all such further acts, documents and things as the Administrative Agent may reasonably require for the purpose of perfecting or protecting its rights (or the rights of the Lenders) hereunder or otherwise giving effect to this Agreement, all promptly upon request therefor. The Affiliate shall take or cause to be performed such acts and actions as shall be necessary or appropriate to assure that the Security Interest upon the Collateral shall not become subordinate or junior to the security interests, liens or claims of any other Person, except for Permitted Liens.

     4. REPRESENTATIONS AND WARRANTIES. The Affiliate represents and warrants to the Administrative Agent and the Lenders that:

          (a) the execution of this Agreement and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under its articles of incorporation, as presently in effect, or any material Applicable Law with respect to the Affiliate, or result in the termination or cancellation of or any default under any material indenture, mortgage, deed of trust, deed to secure debt or other agreement or instrument to which the Affiliate is a party or by which the Affiliate is bound or affected;

          (b) the Affiliate has taken all necessary legal action to authorize the execution and delivery of this Agreement;

          (c) the Security Interest in the Collateral granted to the Administrative Agent, for itself and on behalf of the Lenders, hereunder shall constitute, upon the completion of all necessary filings or notices in proper public offices or the taking of any necessary possessions or similar acts, a perfected first priority security interest in the Collateral, subject only to Permitted Liens (as defined in the Parent Guaranty).

     5. LOCATION OF COLLATERAL; FEIN; NAME CHANGE. Except as noted on SCHEDULE 1 attached hereto, the Affiliate further represents and warrants that it now keeps all of its records concerning its Collateral at its chief executive office located at the following address, and that its Federal Employer Identification Number is as follows:

                  ADDRESS:
                           ____________________________
                           ____________________________
                           ____________________________
                  FEIN:
                           ____________________________

The Affiliate hereby covenants and agrees that it shall not keep any of such records at any other address unless written notice thereof is given to the Administrative Agent at least thirty (30) days prior to the effective date of any new address for the keeping of such records. The Affiliate further agrees that it shall promptly advise the Administrative Agent in writing making reference to this Section 5, of (a) the opening of any new place of business outside the State of South Dakota if such state has not previously been notified to the Administrative Agent, (b) the closing of any existing place of business, and (c) any change in the location(s) set forth herein or in SCHEDULE 1 attached hereto of the place where it keeps the Collateral if such location(s) is/are outside the State of South Dakota and such state location(s) has/have not previously been notified to the Administrative Agent. The Parent hereby covenants and agrees that it shall not change its name unless written notice thereof is given to the Administrative Agent at least thirty (30) days prior to the effective date of such name change

     6. COLLATERAL NOT FIXTURES. The parties intend that, to the extent permitted by Applicable Law, the Collateral shall remain personal property irrespective of the manner of its attachment or affixation to realty.

     7. GENERAL COVENANTS. Any and all injury to, or loss or destruction of, the Collateral shall be at the risk of the Affiliate, and shall not release the Affiliate from its obligations hereunder. Except as permitted under the Loan Agreement or the Parent Guaranty, the Affiliate agrees not to sell, transfer, assign, dispose of, mortgage, grant a security interest in, or encumber any of the Collateral in any manner. The Affiliate agrees to maintain in force with reputable insurers acceptable to the Required Lenders such insurance with respect to the Collateral as is required under the Parent Guaranty. Each such insurance policy shall name the Administrative Agent, for itself and on behalf of the Lenders, as additional named loss payee to the extent of the Affiliate's obligations hereunder and shall provide for at least thirty (30) days' prior written notice to the Administrative Agent of any default under, expiration of, termination of or proposed cancellation of such policy. The Affiliate further agrees that the Administrative Agent may, but shall in no event be obligated to, insure any of the Collateral in such form and amount as the Administrative Agent may deem necessary or desirable if the Affiliate fails to obtain insurance as required by the Parent Guaranty, and that the Administrative Agent may pay or discharge any taxes, liens, or encumbrances on any of the Collateral, and the Affiliate agrees to pay upon demand any such sum so expended by the Administrative Agent with interest at the Default Rate, and such sums and interest shall be deemed to be a part of the Obligations secured by the Collateral under the terms of this Agreement.

     8. COVENANTS CONCERNING CONTRACTS AND LEASES. The Affiliate shall (a) fulfill, perform and observe each and every material condition and covenant contained in any of the Contracts, the Other Contracts or the Leases, (b) give prompt notice to the Administrative Agent of any claim of default under any of the Contracts, the Other Contracts or the Leases given to the Affiliate or by the Affiliate, (c) at the sole cost and expense of the Affiliate and to the extent deemed reasonable or appropriate by the Borrower in its business judgment, enforce the performance and observance of each and every material covenant and condition of the Contracts, the Other Contracts or the Leases to be performed or observed by other parties to any of the Contracts, Other Contracts or Leases, and (d) appear in and defend any action growing out of or in any manner connected with any Contract, Other Contract or Lease. The rights and interest transferred and assigned to the Administrative Agent hereunder include all of the Affiliate's rights and titles, (a) to modify the Contracts, the Other Contracts and Leases, (b) to terminate the Contracts, the Other Contracts and the Leases, and (c) to waive or release the performance or observance of any obligation or condition of the Contracts, the Other Contracts and the Leases; PROVIDED, HOWEVER, that these rights shall not be exercised unless there shall exist and be continuing an Event of Default.

     9.   REMEDIES.

          (a) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, for the benefit of the Lenders, shall have such rights and remedies as are set forth in the Loan Agreement and herein, all the rights, powers and privileges of a secured party under the Uniform Commercial Code of the State of California or any other applicable jurisdiction, and all other rights and remedies available to the Administrative Agent, for the benefit of itself and the Lenders, at law or in equity. The Affiliate covenants and agrees that any notification of intended disposition of any Collateral, if such notice is required by law, shall be deemed reasonably and properly given if given in the manner provided for in Section 15 hereof at least ten (10) days prior to such disposition. The Administrative Agent, for the benefit of itself and the Lenders, shall have the right to the appointment of a receiver for the properties and assets of the Affiliate, and the Affiliate hereby consents to such rights and such appointment and hereby waives any objection the Affiliate may have thereto or the right to have a bond or other security posted by the Administrative Agent, for the benefit of itself and the Lenders, in connection therewith. The rights of the Administrative Agent shall be subject to its prior compliance with the Communications Act, FCC rules and policies promulgated thereunder and state laws and regulations, to the extent applicable to the exercise of such rights, before foreclosing on any Collateral constituting Equipment.

          (b) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, for itself and on behalf of the Lenders, may proceed to perform any and all of the obligations of the Affiliate contained in any of the Contracts, the Other Contracts or the Leases and exercise any and all rights of the Affiliate therein contained as fully as the Affiliate itself could. To the extent now or hereafter permitted by Applicable law, the Affiliate hereby appoints the Administrative Agent, for itself and on behalf of the Lenders, its attorney-in-fact, effective upon the occurrence and during the continuance of an Event of Default, with power of substitution, to take such action, execute such documents, and perform such work as the Administrative Agent may deem appropriate in exercise of the rights and remedies granted the Administrative Agent herein. The powers herein granted shall include, but not be limited to, powers to sue on the Contracts, the Other Contracts, or the Leases. The power of attorney granted herein is coupled with an interest and shall be irrevocable for so long as any of the Obligations remain unpaid or unperformed or any of the Lenders have any obligation to make Advances under the Loan Agreement, regardless of whether the conditions precedent to the making of any such Advances have been or can be fulfilled.

          (c) Upon the occurrence and during the continuance of an Event of Default, should the Affiliate fail to perform or observe any covenant or comply with any condition contained in any of the Contracts, the Other Contracts or the Leases, then the Administrative Agent, for itself and on behalf of the Lenders, but without obligation to do so and without releasing the Affiliate from its obligation to do so, may perform such covenant or condition and, to the extent that the Administrative Agent shall incur any costs or pay any expenses in connection therewith, including any costs or expenses of litigation associated therewith, such costs, expenses or payments shall be included in the Obligations secured hereby and shall bear interest from the payment of such costs or expenses at the Default Rate. None of the Administrative Agent and the Lenders, or any of them, shall be obligated to perform or discharge any obligation of the Affiliate under any of the Contracts, the Other Contracts or the Leases, and, except as may result from the gross negligence or willful misconduct of the Administrative Agent and the Lenders, the Affiliate agrees to indemnify and hold the Administrative Agent and the Lenders harmless against any and all liability, loss and damage which the Administrative Agent and the Lenders, or any of them, may incur under any of the Contracts, the Other Contracts or the Leases or under or by reason of this Agreement, and any and all claims and demands whatsoever which may be asserted against the Affiliate by reason of an act of any of the Administrative Agent and the Lenders under any of the terms of this Agreement or under the Contracts, the Other Contracts or the Leases.

          (d) The Affiliate hereby acknowledges that the Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing, the Administrative Agent and the Lenders shall have the right to an immediate writ of possession without notice of a hearing, and hereby knowingly and intelligently waives any and all rights it may have to any notice and posting of a bond by the Administrative Agent and the Lenders, or any of them, prior to seizure by the Administrative Agent and the Lenders, or any of their transferees, assigns or successors in interest, of the Collateral or any portion thereof.

     10. ADMINISTRATIVE AGENT ATTORNEY-IN-FACT. To the extent now or hereafter permitted by Applicable Law, the Affiliate hereby further appoints the Administrative Agent, for itself and on behalf of the Lenders, as its attorney-in-fact, effective upon the occurrence and during the continuance of an Event of Default, with power of substitution, and with authority to receive, open and dispose in an appropriate manner of all mail addressed to the Affiliate, and to notify the postal authorities to change the address for delivery of mail addressed to the Affiliate to such address as the Administrative Agent may designate, to endorse the name of the Affiliate on any note, acceptance, check, draft, money order or other evidence of debt or of payment which may come into the possession of any of the Administrative Agent and the Lenders, and generally to do such other things and acts in the name of the Affiliate as are necessary or appropriate to protect or enforce the rights hereunder of the Administrative Agent and the Lenders. To the extent now or hereafter permitted by Applicable Law, the Affiliate further authorizes the Administrative Agent, for itself and on behalf of the Lenders, effective upon the occurrence and during the continuance of an Event of Default, to compromise and settle or to sell, assign or transfer or to ask, collect, receive or issue any and all claims possessed by the Affiliate all in the name of the Affiliate. After deducting all reasonable expenses and charges (including the Administrative Agent's reasonable attorneys' fees) of retaking, keeping, storing and selling the Collateral, the Administrative Agent shall apply the proceeds in payment of any of the Obligations in such order of application as is set forth in the Loan Agreement, and, if a deficiency results after such application, the Affiliate covenants and agrees to pay such deficiency to the Administrative Agent, for the benefit of itself and the Lenders. The power of attorney granted herein is coupled with an interest and shall be irrevocable for so long as any of the Obligations remains unpaid or unperformed or any of the Lenders have any obligation to make Advances under the Loan Agreement, regardless of whether the conditions precedent to the making of any such Advances have been or can be fulfilled. The Affiliate agrees that if steps are taken by the Administrative Agent to enforce rights hereunder, or to realize upon any of the Collateral, the Affiliate shall pay to the Administrative Agent the amount of the reasonable costs, including reasonable attorneys' fees, incurred in connection with such enforcement, and the Affiliate's obligation to pay such amounts shall be deemed to be a part of the Obligations secured hereunder.

     11. INDEMNIFICATION. The Affiliate shall indemnify and hold harmless the Administrative Agent and the Lenders, and each of them, and any other Person acting hereunder for all losses, costs, damages, fees and expenses whatsoever associated with the exercise of the powers of attorney granted herein and shall release the Administrative Agent and the Lenders and any other Person acting hereunder from all liability whatsoever for the exercise of the foregoing powers of attorney and all actions taken pursuant thereto, except in the case of gross negligence or willful misconduct by any of the Administrative Agent and the Lenders and such other Person or Persons acting hereunder.

     12. REMEDIES CUMULATIVE. The Affiliate agrees that the rights of the Administrative Agent and the Lenders under this Agreement, the Loan Agreement or the Loan Documents shall be cumulative, and that the Administrative Agent and the Lenders, or any of them, may from time to time exercise such rights and such remedies as the Administrative Agent and the Lenders, or any of them, may have thereunder and under the laws of the United States and any state, as applicable, in the manner and at the time that the Administrative Agent and the Lenders, or any of them, in its or their sole discretion desire. The Affiliate further expressly agrees that the Administrative Agent shall not in any event be under any obligation to resort to any Collateral prior to exercising any other rights that the Administrative Agent and the Lenders, or any of them, may have against the Affiliate or its properties, or to resort to any other collateral for the Obligations prior to the exercise of remedies hereunder.

     13. WAIVER. No transfer or renewal, extension, assignment or termination of this Agreement or of the Loan Agreement, any other Loan Document, or any other instrument or document in connection therewith executed and delivered by the Affiliate to the Administrative Agent and the Lenders, or any of them, nor any additional Advances made by the Lenders to the Borrower, nor the taking of further security, nor the retaking or re-delivery of the Collateral to the Affiliate by any of the Administrative Agent and the Lenders, nor any other act of any of the Administrative Agent and the Lenders shall release the Affiliate from any obligation under the Affiliate Guaranty or this Agreement, except a release or discharge executed in writing by the Administrative Agent and the Lenders, with respect to the Affiliate's obligations hereunder or payment of the Affiliate's obligations hereunder or upon full payment to the Administrative Agent and the Lenders and satisfaction of all the Obligations. None of the Administrative Agent and the Lenders shall by any act, delay, omission or otherwise, be deemed to have waived any of their rights or remedies hereunder, unless such waiver is in writing and signed by the Administrative Agent and the Lenders. A waiver by the Administrative Agent and the Lenders, of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which any of the Administrative Agent and the Lenders would otherwise have had on any other occasion.

     14. ASSIGNMENTS. The Affiliate agrees that this Agreement and rights of the Administrative Agent and the Lenders hereunder may in the discretion of such Person be assigned in whole or in part by such Person in connection with any permitted assignment under the Loan Agreement. The Administrative Agent may also be replaced under the circumstances set forth in the Loan Agreement. The Affiliate agrees that if this Agreement shall be properly assigned, the rights of any and all assignees shall be independent of any claims the Affiliate may have against the assignor or assignors. In the event this Agreement is so assigned by any of the Administrative Agent and the Lenders, the terms "Administrative Agent" and "Lenders" wherever used herein shall be deemed to refer to and include any such assignee or assignees, as appropriate.

     15. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be given in a manner prescribed in
Section 11.1 of the Loan Agreement.

     16. GOVERNING LAW. The provisions of this Agreement shall be construed and interpreted, and all rights and obligations of the parties hereto determined, in accordance with the laws of the State of California. This Agreement, together with all documents referred to herein, constitutes the entire Agreement among the Affiliate, the Administrative Agent and the Lenders with respect to the matters addressed herein, and may not be modified except by a writing executed by the Administrative Agent, for itself and on behalf of the Lenders, and delivered by the Administrative Agent, for itself and on behalf of the Lenders, to the Affiliate.

     17. SEVERABILITY. If any paragraph or part thereof shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such paragraph or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

     18. FCC CONSENT. Notwithstanding anything herein which may be construed to the contrary, no action shall be taken by any of the Lenders and the Administrative Agent with respect to the Licenses (as defined in the Parent Guaranty) (or any Collateral relating to such Licenses (as defined in the Parent Guaranty)) unless and until all requirements of Applicable Law, including, without limitation, any state law, or any required approval under the Communications Act, and any applicable rules and regulations thereunder, requiring the consent to or approval of such action by the FCC or any governmental or other authority, have been satisfied. The Affiliate covenants that upon request of any of the Lenders and the Administrative Agent after and during the continuance of an Event of Default it will cause to be filed such applications and take such other action as may be requested by such Person or Persons to obtain consent or approval of the FCC or any governmental or other authority which has granted any License (as defined in the Parent Guaranty) to the Affiliate to any action contemplated by this Agreement and to give effect to the Security Interest of the Administrative Agent, including, without limitation, the execution of an application for consent by the FCC to a change in ownership or control pursuant to the provisions of the Communications Act. To the extent permitted by Applicable Law, the Administrative Agent is hereby irrevocably appointed the true and lawful attorney-in-fact of the Affiliate, in its name and stead, to execute and file, upon the occurrence and during the continuance of an Event of Default after ten (10) Business Days' prior notice to Affiliate, all necessary applications with the FCC and with any governmental or other authority. The power of attorney granted herein is coupled with an interest and shall be irrevocable for so long as any of the Obligations remains unpaid or unperformed or any of the Lenders have any obligation to make Advances under the Loan Agreement, regardless of whether the conditions precedent to the making of any such Advances has been or can be fulfilled.

     19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

              [THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the undersigned, as an Authorized Signatory, has caused this instrument to be executed as of the day and year first above written.


AFFILIATE:                          TELECOM RESOURCES, INC.


                                    By: ________________________________________
                                        Name: __________________________________
                                        Title: _________________________________


ADMINISTRATIVE AGENT:               BANK OF AMERICA NATIONAL TRUST AND
                                    SAVINGS ASSOCIATION, as Administrative Agent


                                    By: ________________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                   SCHEDULE 1
                                       TO
                         AFFILIATE'S SECURITY AGREEMENT

                       AFFILIATE: TELECOM RESOURCES, INC.

                              COLLATERAL LOCATIONS


The Collateral of Affiliate is located at the following locations on the date hereof:

1.   Affiliate's chief executive office as set forth in Section 5.

2. Affiliate's general ledger records are maintained at the office of the Parent at:

                      390 South Woods Mill Road, Suite 150
                      Chesterfield, Missouri 63017

     although such records are available at Affiliate's chief executive office on its computers.

3.   Other: